EXHIBIT 4.1

                       UDS 401(k) RETIREMENT SAVINGS PLAN
                           Effective January 1, 1998,
                         and other dates provided herein
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                       UDS 401(k) Retirement Savings Plan
                                Table of Contents

                                                                         Page

INTRODUCTION  ...........................................................    1

ARTICLE I--DEFINITIONS...................................................    2
   Section 1.1.    Account Balance.......................................    2
   Section 1.2.    ACP and ACP Test......................................    2
   Section 1.3.    Active Member.........................................    2
   Section 1.4.    ADP and ADP Test......................................    2
   Section 1.5.    Affiliate.............................................    2
   Section 1.6.    Beneficiary...........................................    2
   Section 1.7.    Benefit Review Committee..............................    2
   Section 1.8.    Board of Directors....................................    2
   Section 1.9.    Break in Service......................................    2
   Section 1.10.   Code..................................................    3
   Section 1.11.   Committee.............................................    3
   Section 1.12.   Company...............................................    3
   Section 1.13.   Company Contribution..................................    3
   Section 1.14.   Compensation..........................................    3
   Section 1.15.   Disability............................................    4
   Section 1.16.   Disability Retirement Date............................    5
   Section 1.17.   Early Retirement Date.................................    5
   Section 1.18.   Early Retirement Eligibility Age......................    5
   Section 1.19.   Effective Date........................................    5
   Section 1.20.   Eligibility Computation Period........................    5
   Section 1.21.   Eligible Employee.....................................    5
   Section 1.22.   Employee..............................................    5
   Section 1.23.   Entry Date............................................    5
   Section 1.24.   ERISA.................................................    6
   Section 1.25.   Fund..................................................    6
   Section 1.26.   Highly Compensated Employee...........................    6
   Section 1.27.   Hour of Service.......................................    6
   Section 1.28.   Leased Employee.......................................   10
   Section 1.29.   Matching Contribution.................................   10
   Section 1.30.   Member................................................   10
   Section 1.31.   Member's Account......................................   10
   Section 1.32.   Normal Retirement Age.................................   10
   Section 1.33.   Normal Retirement Date................................   10
   Section 1.34.   Plan..................................................   11
   Section 1.35.   Plan Merger Date......................................   11
   Section 1.36.   Plan Year.............................................   11
   Section 1.37.   Prior Plan............................................   11
   Section 1.38.   Prior Plan Member.....................................   11
   Section 1.39.   Qualified Matching Contribution.......................   12
   Section 1.40.   Qualified Nonelective Contribution....................   12
   Section 1.41    Required Beginning Date...............................   12
   Section 1.42.   Rollover Contribution.................................   12
   Section 1.43.   Salary Deferral Agreement.............................   12
   Section 1.44.   Salary Deferral Contributions.........................   12
   Section 1.45.   Termination from Employment...........................   12
   Section 1.46.   Trust.................................................   13
   Section 1.47.   Trustee...............................................   13
   Section 1.48.   Union Employee........................................   13
   Section 1.49.   Vested Account Balance................................   13
   Section 1.50.   Vesting Computation Period............................   13
   Section 1.51.   Year of Eligibility Service...........................   13
   Section 1.52.   Year of Vesting Service...............................   13

ARTICLE II--ELIGIBILITY, ENROLLMENT AND PARTICIPATION....................   14
   Section 2.1.    Eligibility to Make Salary Deferral Agreements........   14
   Section 2.2.    General Eligibility Requirements......................   14
   Section 2.3.    Prior Plan Members....................................   14
   Section 2.4.    Previously Eligible Employees.........................   14
   Section 2.5.    Participation by Employees Who Are Not Eligible
                        Employees........................................   14

ARTICLE III--CONTRIBUTIONS...............................................   16
   Section 3.1.    Salary Deferral Contributions.........................   16
   Section 3.2.    Matching Contributions................................   17
   Section 3.3.    Qualified Matching Contributions......................   17
   Section 3.4.    Discretionary Company Contributions...................   17
   Section 3.5.    Qualified Nonelective Contribution....................   17
   Section 3.6.    Rollover Contributions................................   17
   Section 3.7.    Certain Transfers Not Permitted.......................   17
   Section 3.8.    Profits Not Required..................................   18

ARTICLE IV--VESTING AND FORFEITURES......................................   19
   Section 4.1.    100% Immediate Vesting for Certain Contributions......   19
   Section 4.2.    5-Year Vesting........................................   19
   Section 4.3.    Special Vesting Rules for Prior Plan Members..........   19
   Section 4.4.    100% Vesting Upon Occurrence of Certain Events........   20
   Section 4.5.    Forfeitures of Nonvested Account Balances and Cut-Off
                        of Member Status.................................   21
   Section 4.6.    Application of Forfeitures............................   21

ARTICLE V--SECTION 402(g) LIMIT..........................................   22
   Section 5.1.    General Rule..........................................   22
   Section 5.2.    Special Definitions...................................   22
   Section 5.3.    Corrective Distribution of Excess Deferrals...........   22

ARTICLE VI--SECTION 401(k) AND 401(m) LIMITS.............................   25
   Section 6.1.    General Rule..........................................   25
   Section 6.2.    ACP Test..............................................   25
   Section 6.3.    Multiple Use of the Alternative Limitation............   25
   Section 6.4.    Prior Plan Year Testing...............................   25

ARTICLE VII--CORRECTION OF FAILURES OF ADP AND ACP TESTS.................   26
   Section 7.1.    General Rule..........................................   26
   Section 7.2.    Corrective Distribution of Excess ADP Contributions...   27
   Section 7.3.    Corrective Forfeitures of Excess ACP Contributions....   27
   Section 7.4.    Corrections for Failures of the Multiple Use
                        Limitation.......................................   27

ARTICLE VIII--SECTION 415 LIMITS.........................................   29
   Section 8.1.    General Rule..........................................   29
   Section 8.2.    Reductions Among Defined Contribution Plans...........   29
   Section 8.3.    Reductions Under the 415(e) Limit.....................   29
   Section 8.4.    Treatment of Excesses.................................   29

ARTICLE IX--PARTICIPANTS' ACCOUNTS.......................................   31
   Section 9.1.    Generally.............................................   31
   Section 9.2.    Valuation.............................................   32
   Section 9.3.    Members' Self-Directed Investments....................   32
   Section 9.4.    ESOP I and ESOP II Accounts...........................   33

ARTICLE X--DISTRIBUTIONS.................................................   34
   Section 10.1.   General Rule..........................................   34
   Section 10.2.   Timing and Manner of Distributions....................   34
   Section 10.3.   Account Balances of $5,000 or Less....................   35
   Section 10.4.   Death Benefits........................................   35
   Section 10.5.   Limitations on In-Service Distributions...............   35
   Section 10.6.   Notification and Member Election for Distributions
                        Before Normal Retirement Age.....................   35
   Section 10.7.   Special Rules for Plan Termination and Corporate
                        Reorganizations..................................   36
   Section 10.8.   QDROs.................................................  36
   Section 10.9.   Other Restrictions on Distributions...................  37
   Section 10.10.  Distributions to Comply With Other Code Requirements..  37
   Section 10.11.  Direct Rollovers......................................  37

ARTICLE XI--PARTIAL AND TOTAL WITHDRAWALS OF ACCOUNT BALANCE.............  40
   Section 11.1.   General Rule..........................................  40
   Section 11.2.   Hardship Distributions................................  40
   Section 11.3.   Withdrawal of Rollover Contributions..................  42
   Section 11.4.   Withdrawals of After-Tax Employee Contribution Amounts  42
   Section 11.5.   Withdrawals On and After Attainment of Age 59-1/2.....  42

ARTICLE XII--LOANS TO PARTICIPANTS.......................................  44
   Section 12.1.   General Availability of Loans.........................  44
   Section 12.2.   Amount of Loan........................................  45
   Section 12.3.   Terms of Loan.........................................  45
   Section 12.4.   Nonpayment of Required Installment....................  46
   Section 12.5.   Acceleration of Loan..................................  47
   Section 12.6.   Repayment Not Permitted After Deemed Distribution.....  48
   Section 12.7.   Alternate Payees......................................  48
   Section 12.8.   Fees..................................................  49
   Section 12.9.   USERRA................................................  49

ARTICLE XIII--DEATH BENEFITS.............................................  50
   Section 13.1.   General Rules.........................................  50
   Section 13.2.   Married Members.......................................  50
   Section 13.3.   Unmarried Members.....................................  50
   Section 13.4.   Divorced or Separated Members.........................  50
   Section 13.5.   Qualified Beneficiary Designation.....................  51

ARTICLE XIV--ADMINISTRATIVE PROCEDURES...................................  52
   Section 14.1.   Appointment of Employee Benefits Committee Members....  52
   Section 14.2.   Officers and Employees of the Employee Benefits
                        Committee........................................  52
   Section 14.3.   Action of the Employee Benefits Committee.............  52
   Section 14.4.   Expenses..............................................  53
   Section 14.5.   Indemnification.......................................  53
   Section 14.6.   General Powers and Duties of the Employee Benefits
                        Committee........................................  53
   Section 14.7.   Specific Powers of the Employee Benefits Committee....  54
   Section 14.8.   Records and Reports...................................  55
   Section 14.9.   Allocation and Delegation of Fiduciary Responsibility.  55
   Section 14.10.  Claims Procedure......................................  55
   Section 14.11.  Service of Process....................................  58
   Section 14.12.  Payment to Minors or Persons Under Legal Disability...  58
   Section 14.13.  Mistakes in Plan Administration.......................  58

ARTICLE XV--ADOPTION OF PLAN BY AFFILIATES...............................  59
   Section 15.1.   Adoption Procedure....................................  59
   Section 15.2.   Effect of Adoption by Affiliate.......................  59
   Section 15.3.   Withdrawal by Participating Company...................  60

ARTICLE XVI--AMENDMENT, TERMINATION AND MERGER...........................  61
   Section 16.1.   Amendment of the Plan.................................  61
   Section 16.2.   Protected Benefits....................................  61
   Section 16.3.   Reduction or Cessation of Contributions...............  61
   Section 16.4.   Termination of the Plan...............................  61
   Section 16.5.   Treatment of Account Balances Upon Plan Termination...  61
   Section 16.6.   Unfavorable Determination After Initial Qualification.  62
   Section 16.7.   Mergers or Transfers..................................  62

ARTICLE XVII--REVERSIONS.................................................  64
   Section 17.1.   No Reversion Permitted................................  64
   Section 17.2.   Approval by the Internal Revenue Service..............  64
   Section 17.3.   Contribution Recapture................................  65

ARTICLE XVIII--TOP HEAVY PROVISIONS......................................  66
   Section 18.1.   Purpose of Article....................................  66
   Section 18.2.   Definitions...........................................  66
   Section 18.3.   Determination of a Top-Heavy Plan.....................  67
   Section 18.4.   Determination of the Top-Heavy Ratio..................  68
   Section 18.5.   Vesting Requirements..................................  69
   Section 18.6.   Minimum Allocation....................................  70
   Section 18.7.   Reduction in Section 415 Limits.......................  71

ARTICLE XIX--MISCELLANEOUS...............................................  72
   Section 19.1.   Gender and Number.....................................  72
   Section 19.2.   Reference to the Code and ERISA.......................  72
   Section 19.3.   Governing Law.........................................  72
   Section 19.4.   Compliance With the Code and ERISA....................  72
   Section 19.5.   Prohibition Against Assignment or Alienation..........  72
   Section 19.6.   Limitation of Rights..................................  72
   Section 19.7.   USERRA Compliance.....................................  73

APPENDIX A--SPECIAL SERVICE COUNTING RULES...............................  74
   Section A.1.    General Rule..........................................  74
   Section A.2.    Year of Vesting Service...............................  74
   Section A.3.    Hours of Service......................................  74
   Section A.4.    Break in Service......................................  74
   Section A.5.    Additional Rules......................................  75

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                       UDS 401(k) Retirement Savings Plan

                                  INTRODUCTION

This Plan, known as the UDS 401(k) Retirement Savings Plan (the "Plan"), is sponsored by Ultramar Diamond Shamrock Corporation, and has been adopted effective January 1, 1998. The Plan is created from the merger of the following plans effective January 1, 1998:

     (a)  Ultramar Diamond Shamrock Corporation U.S. Savings Incentive Plan; and

     (b)  Ultramar Diamond Shamrock Corporation 401(k) Retirement Savings Plan;

the following plans effective April 1, 1998:

     (c)  Total Petroleum, Inc. Tax Reduction Thrift Plan; and

     (d)  Total Petroleum, Inc. Retail Thrift Plan;

and the following plan effective January 1, 1999:

     (e)  Ultramar Energy Inc. U.S. Savings Incentive Plan.

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                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1. Account Balance on any date shall mean the value on that date of the Member's Account.

     Section 1.2. ACP Test shall mean the actual contribution percentage test set forth in Article VI.

     Section 1.3. Active Member shall mean a Member who is an Eligible Employee.

     Section 1.4. ADP and ADP Test   shall  mean actual deferral percentage test
set forth in Article VI.

     Section 1.5. Affiliate shall mean the Company and all members of a controlled group of corporations (as defined in section 414(b) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code) and all members of an affiliated service group (as defined in Section 414(m) of the Code) of which the Company is a part, and any other entity required to be aggregated with the company pursuant to regulations under Section 414(o) of the Code.

     Section 1.6. Beneficiary shall mean the person (or persons) to whom the Member's Vested Account Balance is distributed after his death in accordance with Article XIII.

     Section 1.7. Benefit Review Committee shall mean the Committee appointed by the Chief Executive Officer of Ultramar Diamond Shamrock Corporation pursuant to
Section 14.10 hereof, consisting of not less than three nor more than five persons, with full discretionary power and authority to construe the Plan and determine all questions of eligibility and interpretation under the Plan, and all questions of fact, pursuant to Section 14.10 below.

     Section 1.8. Board of Directors shall mean the Board of Directors of Ultramar Diamond Shamrock Corporation.

     Section 1.9. Break in Service shall mean a Plan Year in which an Employee is credited with less than 501 Hours of Service. See Appendix A for special rules governing Breaks in Service with respect to an Employee credited with service under the Ultramar Energy Inc. U.S. Savings Incentive Plan.

     Section 1.10. Code shall mean the Internal Revenue Code of 1986, as amended.

     Section 1.11. Committee shall mean the Employee Benefits Committee appointed and acting pursuant to the provisions of Article XIV.

     Section 1.12. Company shall mean Ultramar Diamond Shamrock Corporation and any corporation or partnership which adopts the Plan in accordance with Article XV.

     Section 1.13. Company Contribution shall mean any contribution made to the Plan by the Company on behalf of a Member, other than a Rollover Contribution, or a transfer of assets under section 414(l) of the Code.

     Section 1.14. Compensation shall mean, except as otherwise provided in subsections (b) and (c):

          (a) All remuneration paid to an Employee for services rendered in the course of employment with the Company, to the extent includible in gross income and reportable to the Employee under Code section 3402 on his W-2, subject to the following qualifications and exceptions:

               (1) Compensation shall include any amounts deducted from an Employee's salary as elective deferrals to a cash or deferred arrangement under Code section 401(k), or as elective contributions to a cafeteria plan under Code section 125. Compensation shall not include any other amounts contributed to a plan or arrangement of deferred compensation, whether or not qualified under section 401(a) of the Code.

               (2) Compensation shall not include any fringe benefits such as moving expenses, employee discounts, meals, van pooling, reimbursed medical and educational expenses and life insurance to the extent not included in gross income and reported on the Employee's W-2.

               (3) Compensation shall not include amounts realized from (A) the exercise of a nonqualified stock option; (B) the sale, exchange or other disposition of stock acquired under a qualified stock option; (C) restricted stock or property held by the Employee at the time it becomes freely transferable or is no longer subject to substantial risk of forfeiture; (D) stock appreciation rights; (E) distributions from a plan of deferred compensation, whether or not qualified under section 401(a) of the Code; (F) the transfer of property to an Employee accompanied by an election under section 83(b) of the Code, or (G) bonus performance units or stock performance units.

               (4) Compensation shall include amounts received as long or short term disability benefits only if paid directly from the Company's payroll system, including payments under the Company's Unavoidable Absence Pay and Salary Continuation Pay programs. Compensation shall not include any amounts paid under the Ultramar Diamond Shamrock Corporation Work Injury Program or any other plan maintained solely for the purpose of complying with applicable workmen's compensation laws, or with unemployment compensation or disability insurance laws, whether or not paid through the Company's payroll system.

          (b) For purposes of Section 1.26 (relating to the definition of Highly Compensated Employee), Article VI (relating to the ADP and ACP tests) and Article VIII (relating to Code section 415 limitations), the term compensation is undefined and shall have the meanings permitted by the Code and regulations thereunder for construction of those provisions. For purposes of
Article XVIII (relating to top-heavy requirements) the term "Compensation" shall have the meaning set forth in that Article.

          (c) Compensation shall be subject to the limitations of section 401(a)(17) of the Code, as set forth in regulations under that section.

     Section 1.15. Disability shall mean a physical or mental condition of an Employee resulting from bodily injury, disease or mental disorder which renders him incapable of continuing his usual and customary employment with the Company and which condition constitutes disability under the terms of the Company's long-term disability plan or the Social Security Act. The period of Disability shall include any waiting period under the Company's long-term disability plan and any period during which such Employee is eligible for and receiving Social Security disability benefits.

     Section 1.16. Disability Retirement Date shall mean the first day of the month after the Committee has determined that a Member's incapacity is a Disability.

     Section 1.17. Early Retirement Date shall mean the first day of the month following the month in which the Member incurs a Termination from Employment after his attainment of Early Retirement Eligibility Age.

     Section 1.18. Early Retirement Eligibility Age shall mean attainment of age 55 and completion of 5 Years of Vesting Service.

     Section 1.19.   Effective Date shall mean January 1, 1998.

     Section 1.20. Eligibility Computation Period shall mean the 12-consecu-tive month period measured from the date an Employee is first credited with an Hour of Service, and thereafter shall mean the succeeding 12-consecutive month period beginning on the January 1st following such date.

     Section 1.21. Eligible Employee shall mean an Employee eligible to make Salary Deferral Contributions to the Plan under Sections 2.2, 2.3 or 2.4 of the Plan.

     Section 1.22. Employee shall mean only an individual paid through the Company's payroll system as a common law employee of the Company. The term Employee does not include any other common law employee or any Leased Employee. The term Employee does not include any individual, including any common law employee, paid other than through the Company's payroll system. In particular, it is expressly intended that individuals not paid through the Company's payroll system are to be excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors.

     Section 1.23. Entry Date shall mean the date on which an Employee becomes a Member in the Plan, as follows:

          (a)  For a Prior Plan Member, the Entry Date is the Plan Merger  Date.

          (b) For an Eligible Employee, the Entry Date is the first day on which his valid Salary Deferral Agreement becomes effective under the provisions of Article III of the Plan.

          (c) For an Eligible Employee who was a Member but is no longer because he took a distribution of his entire Account Balance (including a deemed distribution of a nonvested Account Balance) under the Plan, the Entry Date is the first date thereafter that a new valid Salary Deferral Agreement becomes effective under Article III of the Plan.

          (d) For any Employee (including an Employee who is not an Eligible Employee), who is not yet a Member and who makes a Rollover Contribution to the Plan, the Entry Date is the date the Rollover Contribution is received by the Plan.

     Section 1.24. ERISA shall mean the Employee Retirement Income Security Act of 1974 (PL 93-406) as amended.

     Section 1.25. Fund shall mean the fund or funds held for the Plan by a Trustee or insurance company in Members' Accounts or otherwise.

     Section 1.26. Highly Compensated Employee shall mean an Employee who is a highly compensated employee as that term is defined in section 414(q) of the Code.

     Section 1.27.   Hour of Service shall mean:

          (a) Each hour for which an Employee is directly or indirectly compensated, or entitled to compensation, by the Company, an Affiliate or a predecessor employer as required by Section 414(a)(2) of the Code and the Treasury regulations thereunder for the performance of services. Hours of Service under this subsection will be credited to the Employee for the computation period in which the services are performed.

          (b) Each hour for which an Employee is directly or indirectly compensated, or entitled to compensation, by the Company or an Affiliate on account of a period of time during which no services are performed (without regard to whether the employment relationship between the Employee and the Company or Affiliate has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence with pay. Hours of Service under this subsection will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

          (c) Each hour for which an Employee is directly or indirectly compensated, or entitled to compensation for, an amount as back pay (without regard to mitigation of damages) either awarded or agreed to by the Company or an Affiliate. Hours of Service under this subsection will be credited to the Employee for the Plan Year or Eligibility Computation period, as the case may be, to which the award or agreement pertains rather than the Plan Year or Eligibility Computation period in which the award, agreement or payment is made.

          (d) Each hour credited on the basis of applicable regulations under ERISA for unpaid periods of absence for service in the armed forces of the United States or the Public Health Service of the United States as a result by which such Employee's reemployment rights are guaranteed by law, provided that the Employee returns to employment with the Company or any Affiliate within the time such rights are guaranteed.

          (e)  If the Company or an Affiliate   maintains  a qualified plan of a
predecessor  employer,  each  hour  credited  by  such   predecessor employer as
required by Section 414(a) of the Code.

          (f) Solely for purposes of preventing a Break in Service, each hour credited in accordance with Sections 410(a)(5)(E) and 411(a)(6)(E) of the Code for unpaid period during which an Employee is absent from work by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement, provided that the Employee furnishes timely information to the Company to establish that the absence from work is for one of the aforementioned reasons, and the number of days for which there was such an absence. The Hours of Service credited under this subsection shall be credited in the Plan Year or Eligibility Computation Period, as the case may be, in which the absence begins only if necessary to prevent a Break in Service in that period, and in all other cases, in the immediately succeeding Plan Year or Eligibility Computation Period.

          Notwithstanding the foregoing: (1) no more than 501 Hours of Service shall be credited to an Employee under subsection (b), (c) or (f) on account of any single continuous period of time during which no services are performed; (2) an hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Company or an Affiliate on account of a period during which no services are performed shall not constitute an Hour of Service hereunder if such compensation is paid or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws or under the Ultramar Diamond Shamrock Corporation Work Injury Program; (3) Hours of Service shall not be credited for payments which solely reimburse an Employee for medical or medically related expenses; and (4) the same Hour of Service shall not be credited to an Employee both under subsection (a) or (b) and under subsection (c).

          (g)  For any individual who

               (1)   is an Employee on or after the January 1, 1998, and

               (2) on December 31, 1997, performed service as an employee of (or on such date was shown on the relevant payroll as an employee of, but on approved leave of absence from) Ultramar Diamond Shamrock Corporation, an hour of service credited under the terms of the Ultramar Diamond Shamrock Corporation 401(k) Retirement Savings Plan and performed before the Effective Date, shall count as an Hour of Service.

          (h)  For any individual who

               (1)   is an Employee on or after April 1, 1998, and

               (2) on March 31, 1998, performed service as an employee of (or on such date was shown on the relevant payroll as an employee of, but on approved leave of absence from) Total Petroleum, Inc., an hour of service credited under the terms of Total Petroleum, Inc. Tax Reduction Thrift Plan or the Total Petroleum, Inc. Retail Thrift Plan and performed before the Effective Date, shall count as an Hour of Service.

          (i)  Any individual who

               (1)   is an Employee on or after January 1, 1999, and

               (2) on December 31, 1998, performed service as an employee of (or on such date was shown on the relevant payroll as an employee of, but on approved leave of absence from) Ultramar Energy Inc., and who was credited with service under the Ultramar Energy Inc. U.S. Savings Incentive Plan shall be credited with Hours of Service as set forth in Appendix A.

          (j) For purposes only of counting Years of Vesting Service, Hours of Service shall include the number of hours that would normally be worked (up to 8 hours) on any day in which an Employee is not performing services because of an incapacity but is receiving Company-subsidized short term disability benefits (if any).

          (k) Each Employee whose Compensation is not determined on the basis of certain amounts for each hour worked (such as salaried, commission and piecework employees) and whose hours are not required to be counted and recorded by any federal law (such as the Fair Labor Standards Act) shall be credited with 190 Hours of Service for each month in which the Employee would be credited with at least One Hour of Service pursuant to this Section.

          The Committee shall determine the number of Hours of Service, if any, to be credited to an Employee under the foregoing rules in a uniform and nondiscriminatory manner and in accordance with applicable federal laws and regulations including without limitation Department of Labor Regulation Section 2530.200b-2(b) and (c).

          (l) If an Employee has previously performed services as a common law employee of the Company or an Affiliate who is not an Employee, or as leased Employee, his service as a common law employee or Leased Employee and as an Employee are added together to determine his total Hours of Service to the extent required by law. For this purpose, the Employee who was a Leased Employee shall be credited with 190 Hours of Service for every month he would have been credited with an Hour of Service if he had been an Employee during such period of Leased Employment.

     Section 1.28. Leased Employee shall mean an individual who is a leased employee, as that term is defined in section 414(n) of the Code, of the Company or an Affiliate.

          For purposes only of the rules defining Hour of  Service under Section
1.27 of the Plan, a Leased Employee includes an individual who would have been a Leased Employee but for the requirement that services be performed on a substantially full time basis for one year.

     Section 1.29. Matching Contribution shall mean a Company Contribution treated as a Matching Contribution under section 3.2 of the Plan.

     Section 1.30. Member shall mean an Employee with an Account Balance of greater than zero, and any Employee who has had a Termination from Employment with a Vested Account Balance.

     Section 1.31. Member's Account shall mean the sum of the sub-accounts held on behalf of a Member, in accordance with the provisions of Article IX.

     Section 1.32. Normal Retirement Age shall mean (a) the later of age 65 or the fifth anniversary of the date an Employee first performed an Hour of Service, or (b), if earlier, in the case of a Prior Plan Member, the normal retirement age specified in such Prior Plan.

     Section 1.33. Normal Retirement Date shall mean the date a Member incurs a Termination from Employment on or after attaining his Normal Retirement Age.

     Section 1.34.   Plan  shall  mean the UDS 401(k)  Retirement  Savings Plan.

     Section 1.35. Plan Merger Date shall mean January 1, 1998, with respect to:

          (a)  Ultramar  Diamond  Shamrock  Corporation  U.S.  Savings Incentive
               Plan;

          (b) Ultramar Diamond Shamrock Corporation 401(k) Retirement Savings Plan;

April 1, 1998, with respect to:

          (c)  Total Petroleum, Inc. Tax Reduction Thrift Plan;

          (d)  Total Petroleum, Inc. Retail Thrift Plan;

and January 1, 1999, with respect to:

          (e)  Ultramar Energy Inc. U.S. Savings Incentive Plan.


     Section 1.36. Plan Year shall mean the 12-month period commencing on January 1 and ending on the following December 31.

     Section 1.37. Prior Plan shall mean the following plans:

          (a)  Ultramar  Diamond  Shamrock  Corporation  U.S.  Savings Incentive
               Plan;

          (b) Ultramar Diamond Shamrock Corporation 401(k) Retirement Savings Plan;

          (c)  Total Petroleum, Inc. Tax Reduction Thrift Plan;

          (d)  Total Petroleum, Inc. Retail Thrift Plan; and

          (e)  Ultramar Energy Inc. U.S. Savings Incentive Plan.

     Section 1.38. Prior Plan Member shall mean any individual with an account balance greater than zero in any of the following plans on December 31, 1997:

          (a)  Ultramar  Diamond  Shamrock  Corporation  U.S.  Savings Incentive
               Plan;

          (b) Ultramar Diamond Shamrock Corporation 401(k) Retirement Savings Plan;

in any of the following plans on March 31, 1998:

          (c)  Total Petroleum, Inc. Tax Reduction Thrift Plan;

          (d)  Total Petroleum, Inc. Retail Thrift Plan. and

in the following plan on December 31, 1998:

          (e)  Ultramar Energy Inc. U.S. Savings Incentive Plan.

     Section  1.39.  Qualified   Matching   Contribution   shall  mean a Company
Contribution described in Section 3.3 of the Plan.

     Section 1.40. Qualified Nonelective Contribution shall mean a Company Contribution described in Section 3.5 of the Plan.

     Section 1.41.   Required Beginning Date shall mean:

          (a) For an individual not described in subsection (b), April 1 of the calendar year following the later of the calendar year in which the individual
(1) attains age 70-1/2; or (2) has a Termination of Employment.

          (b) For an individual who is a 5%-owner (as defined in section 416 of the Code) of an Affiliate, April 1 of the calendar year following the calendar year in which the individual attains age 70 1/2.

     Section 1.42. Rollover Contribution shall mean a contribution eligible for rollover to this Plan in accordance with the requirements of section 402 or section 408(d)(3) of the Code.

     Section 1.43. Salary Deferral Agreement shall mean an agreement between an Eligible Employee and the Company to defer Compensation for the purpose of making Salary Deferral Contributions to the Plan.

     Section 1.44.   Salary   Deferral   Contributions   shall   mean a  Company
Contribution  treated as made  pursuant  to a Salary  Deferral  Agreement  under
Section 3.1 of the Plan.

     Section 1.45. Termination from Employment shall mean the date on which occurs the earlier of (a) or (b):

          (a)  The  date  on  which  an  Employee's employment with an Affiliate
terminates  by   reason  of  a  quit,  discharge,  retirement,    administrative
termination, death, or attainment of his Disability Retirement Date;

          (b) The first business day following the end of an approved leave of absence if the Member fails to return to active employment with an Affiliate by that date.

     Section 1.46. Trust shall mean the trust agreement entered into by Ultramar Diamond Shamrock Corporation and the Trustee.

     Section 1.47.   Trustee  shall   mean  one  or  more  persons  collectively
appointed and acting under the Trust, and any successor thereto.

     Section 1.48. Union Employee shall mean an Employee who is in a unit of employees covered by a collective bargaining agreement.

     Section 1.49. Vested Account Balance shall mean that portion of his Account Balance in which a Member is vested in accordance with the terms of
Article IV.

     Section 1.50. Vesting Computation Period shall mean the 12-consecutive month period that coincides with the Plan Year.

     Section 1.51. Year of Eligibility Service shall mean an Eligibility Computation Period during which the Employee completes 1000 Hours of Service.

     Section 1.52. Year of Vesting Service shall mean a Vesting Computation Period in which an Employee completes 1000 Hours of Service. In the case of a Member with a zero Vested Account Balance, Years of Vesting Service before any period of five consecutive Breaks in Service shall not be counted.

                                   ARTICLE II
                    ELIGIBILITY, ENROLLMENT AND PARTICIPATION

     Section 2.1. Eligibility to Make Salary Deferral Agreements. An Eligible Employee is permitted to make Salary Deferral Contributions under the terms of
Article III.

     Section 2.2.    General Eligibility Requirements. Each individual who:

          (a)  Is an Employee of the Company;

          (b) Is (1) not a Union Employee, or (2) a Union Employee covered by a collective bargaining agreement that expressly provides for participation in the Plan;

          (c)  Has attained age 21; and

          (d)  Has completed a Year of Eligibility Service;

is an Eligible Employee, except that in subsection (c) "age 18" shall be read in lieu of "age 21" after December 31, 1998.

     Section 2.3. Prior Plan Members. A Prior Plan Member is an Eligible Employee on the first day in which he performs an Hour of Service as an Employee on or after the Plan Merger Date with respect to the Prior Plan of which he is a Prior Plan Member.

     Section 2.4. Previously Eligible Employees. An individual who is an Eligible Employee but ceases to be an Eligible Employee because he has ceased to satisfy subsection (a) or (b) of Section 2.2, shall be an Eligible Employee on the first day on which he again satisfies both such subsections.

     Section 2.5.    Participation by Employees Who Are Not Eligible Employees.

          (a) A Member who has ceased to be an Eligible Employee is not eligible to make Salary Deferral Contributions to the Plan. Such Member, however, is eligible to make withdrawals and change investment options under the terms of the Plan, and to make Plan loan repayments via payroll deduction in accordance with Article XII.

          (b) Such Member is not an Active Member until he is again an Eligible Employee and has executed a new Salary Deferral Agreement.

          (c) An Employee who is not an Eligible Employee may make a Rollover Contribution to the Plan.

                                   ARTICLE III
                                  CONTRIBUTIONS

     Section 3.1.    Salary Deferral Contributions.

          (a) By executing a Salary Deferral Agreement in accordance with procedures specified by the Committee, an Eligible Employee may elect to defer his Compensation in an amount equal to not less than 1% nor more than 15% of Compensation.

          (b) Percentage designations under subsection (a) will be in whole numbers, except that partial percentages may be permitted as determined under the ADP or ACP Tests.

          (c) Salary Deferral Contributions are subject to Article IV (vesting); Article V (Code section 402(g) dollar cap ); Article VI (ADP and ACP Tests); Article VII (correction of violations and potential violations of ADP and ACP Tests); Article VIII (Code section 415 limits); and Articles X and XI (distribution limits).

          (d) A Member may elect to change the percentage deferral under his Salary Deferral Agreement, or to cease Salary Deferral Contributions, at any time by executing a new Salary Deferral Agreement. A Member who elects to cease Salary Deferral Contributions shall cease to be an Active Member on the date such election is effective. An initial Salary Agreement, any later election to change an earlier Salary Deferral Agreement, and an election to cease Salary Deferral Contributions, shall be effective within such time or times specified in procedures issued by the Committee. Notwithstanding a Member's Salary Deferral Agreement, if a Member who has an outstanding loan from the Plan, in any pay period has Compensation net of taxes, employee-paid benefits, garnishments and any other withholding amounts, that is less than the sum of (1) the Salary Deferral Contribution elected for that pay period plus (2) the loan repayment due in that period, effective January 1, 1999, such net Compensation shall be allocated first to the loan repayment, so that the Salary Deferral Contribution may be less than the amount elected in the Salary Deferral Agreement.

     Section 3.2.    Matching Contributions.

          (a) The Company may designate Company Contributions as a Matching Contribution on behalf of a Member who is an Eligible Employee. Such Matching Contributions, if any, shall be in an amount and according to a formula to be determined from time to time by Ultramar Diamond Shamrock Corporation.

          (b) Matching Contributions are subject to Article IV (vesting rules); Article VI (ADP and ACP Tests); Article VII (correction of violations and potential violations of ADP and ACP Tests); and Article VIII (Code section 415 limits).

     Section 3.3. Qualified Matching Contributions. To the extent permitted by Code sections 401(k) and 401(m) and Treasury regulations thereunder, all or a portion of any Company Contribution may be tested under the ACP or ADP Tests as a Qualified Matching Contribution.

     Section 3.4. Discretionary Company Contributions. The Company may make discretionary Company Contributions to the Plan for a Plan Year, if so determined by Ultramar Diamond Shamrock Corporation. Discretionary Company Contributions, if any, are subject to Article IV (vesting rules) and Article VIII (Code section 415 limits)

     Section 3.5. Qualified Nonelective Contribution. To the extent per-mitted by Code sections 401(k) and 401(m) and Treasury regulations thereunder, all or a portion of any Company Contribution may be tested under the ACP or ADP Tests as a Qualified Nonelective Contribution.

     Section 3.6. Rollover Contributions. The Plan shall accept Rollover Contributions. A Rollover Contribution may be made by any Employee, including any Employee who is not an Eligible Employee.

     Section 3.7. Certain Transfers Not Permitted. The Plan will not be a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus, or profit-sharing plan which would otherwise provide for a life annuity form of payment to the Member. This Section does not apply to any transferor plan which is a Prior Plan.

     Section 3.8. Profits Not Required. Company Contributions to the Plan shall not be precluded because any of the Affiliates does not have profits.

                                   ARTICLE IV
                             VESTING AND FORFEITURES

     Section 4.1. 100% Immediate Vesting for Certain Contributions. The Member shall be vested in 100% of his Account Balance attributable to the following contributions, including earnings thereon:

          (a)  Salary Deferral Contributions;

          (b)  Rollover Contributions;

          (c)  Qualified Matching Contributions;

          (d)  Qualified Nonelective Contributions.

     Section 4.2. 5-Year Vesting. For the portion of the Account Balance in which he is not vested under any other provision of this Article, a Member shall be vested in a specified percentage, determined by his Years of Vesting Service in accordance with the following schedule.

          Years of Vesting Service                 Percentage
          ------------------------                 ----------
            Less than 5                                  0%
            5 or more                                  100%

     Section 4.3.    Special Vesting Rules for Prior Plan Members.

          (a) A Prior Plan Member who as of December 31, 1997, is a participant (or as of January 1, 1998 would have satisfied the eligibility rules for being a participant) in the Ultramar Diamond Shamrock Corporation U.S. Savings Incentive Plan shall be 100% vested in his Account Balance under the Plan.

          (b) A Prior Plan Member who as of March 31, 1998, is a participant (or as of April 1, 1998 would have satisfied the eligibility rules for being a participant) in the Total Petroleum, Inc. Tax Reduction Thrift Plan or the Total Petroleum, Inc. Retail Thrift Plan, shall be 100% vested in his Account Balance under the Plan.

          (c) A Prior Plan Member who as of December 31, 1997, is a participant in the Ultramar Diamond Shamrock Corporation 401(k) Retirement Savings Plan, and who was a participant in the NCS Plan immediately before the merger of these two plans, with 3 or more Years of Vesting Service as of the July 1, 1996 merger date between such two plans, shall be 100% vested in his Account Balance.

          (d) A Prior Plan Member who as of December 31, 1998, is a participant (or as of January 1, 1999, would have satisfied the eligibility rules for being a participant) in the Ultramar Energy Inc. U.S. Savings Plan, shall be 100% vested in his Account Balance under the Plan.

     Section 4.4. 100% Vesting Upon Occurrence of Certain Events. A Member shall be vested in 100% of his Account Balance upon:

          (a)  His death;

          (b)  Disability;

          (c)  Attainment of Normal Retirement Age;

          (d)  A termination or partial termination of the Plan;

          (e) A change in control. For this purpose, a change in control means any event which the Board of Directors determines in its sole discretion by majority vote to constitute a change in control. A change in control will be deemed to have occurred when a report is filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended disclosing that any person has become the beneficial owner of securities representing more than 25% of the combined voting power of the then-outstanding voting securities of Ultramar Diamond Shamrock Corporation and such acquisition has not been authorized, approved or recommended by majority vote of the Board of Directors prior to the date of the filing of such report.

     Section 4.5. Forfeitures of Nonvested Account Balances and Cut-Off of Member Status.

          (a) If a Member receives a distribution of his vested Account Balance following a Termination from Employment, the nonvested portion of his Account Balance will be treated as a forfeiture.

          (b) If the vested Account Balance is zero upon his Termination from Employment, the entire Account Balance is treated as a forfeiture, and the employee will be deemed to have received a distribution of the entirety of his vested Account Balance in accordance with Article X.

     Section 4.6.    Application of Forfeitures.

          (a) Any forfeiture arising under this Article shall be used by the Company to reduce contributions made by the Company due under Article III, or to pay Plan expenses.

          (b) Upon the termination of the Plan, any forfeitures which have not been applied towards subsection (a) shall be credited on a pro rata basis to the Accounts of Active Members in the same manner as the last contribution made by the Company under the Plan.

                                    ARTICLE V
                              SECTION 402(g) LIMIT

     Section 5.1. General Rule. The sum of the Salary Deferral Contributions, plus any other Company Contributions defined as elective deferrals under section 402(g)(3) of the Code and regulations thereunder, contributed by the Company on behalf of a Member for a taxable year may not exceed the greater of $7,000 or the dollar limit of section 402(g) of the Code, as indexed in accordance with that section and regulations thereunder.

     Section 5.2.    Special Definitions. For the purposes of this Article:

          (a) "Excess Deferrals" shall be defined as the Member's Salary Deferral Contributions for a taxable year, to the extent such Contributions, when added to the sum of any other Company Contributions defined as elective deferrals under section 402(g)(3) of the Code and regulations thereunder, contributed by the Company on behalf of such Member for the taxable year exceed the limit of section 402(g) of the Code, as indexed in accordance with that section and regulations thereunder.

          (b) A "Corrective Distribution of Excess Deferrals" shall be defined as the Excess Deferrals, plus any income and minus any loss allocable thereto, distributed to a Member to whose account Excess Deferrals were allocated for his taxable year.

     Section 5.3. Corrective Distribution of Excess Deferrals. The Plan is permitted but not required to make Corrective Distributions of Excess Deferrals, according to the provisions of this Section.

          (a)  Correction After Taxable Year.

               (1) Not later than the March 15 following the close of a Member's taxable year, the Member may notify the Plan of the amount of Excess Deferrals received by the Plan during that taxable year, in accordance with procedures set forth by the Committee.

               (2) Not later than the April 15 following the close of the taxable year, the Plan may distribute to the Member the amount of Excess Deferrals designated under paragraph (1) of this subsection.

          (b) Correction During the Taxable Year. A Corrective Distribution of Excess Deferrals may be made during the taxable year in which the Excess Deferral arose if:

               (1) The Member designates the distribution as an Excess Deferral in accordance with procedures set forth by the Committee (or a deemed designation is made for the Member by the Committee in accordance with Plan pro-cedures);

               (2) The distribution is made after the date on which the Plan received the Excess Deferral; and

               (3) The Plan designates the distribution as a Corrective Distribution of Excess Deferrals.

          (c) A Corrective Distribution of Excess Deferrals may in no event exceed the amount of Salary Deferral Contributions actually contributed on behalf of the Member to this Plan during the Member's taxable year.

          (d)  The income and loss allocable to Excess Deferrals:

               (1) Shall equal the sum of allocable gain or loss for the taxable year of the Member, determined in accordance with procedures specified by the Committee, to the degree consistent with Code section 402(g) and Treasury regulations thereunder, but

               (2) Shall not include the allocable gain or loss for the period between the end of the taxable year and the date of distribution.

          (e) A Corrective Distribution of Excess Deferrals shall be made without regard to any notice or consent otherwise required under sections 411(a)(11) or 417 of the Code.

          (f) Any Matching Contributions (including any Qualified Matching Contributions) that relate to the Excess Deferral being distributed under this Article shall be treated as forfeitures under Article IV of the Plan. The Matching Contribution so forfeited shall be in proportion to the applicable Employee's vested and nonvested interest in Matching Contributions under the Plan for the Plan Year in which the Excess Deferral arose. Forfeitures under this Article shall be treated under the rules of Section 4.6.

                                  ARTICLE VI
                        SECTION 401(k) AND 401(m) LIMITS

     Section 6.1. ADP Test. For each Plan Year, the Plan shall satisfy the ADP Test described in section 401(k)(3) of the Code, section 401(k)-1 of Treasury regulations, and subsequent guidance thereunder, which are herein incorporated by reference.

     Section 6.2. ACP Test. For each Plan Year, the Plan shall satisfy the ACP Test described in section 401(m)(2) of the Code, section 1.401(m)-1 of Treasury regulations, and subsequent guidance thereunder, which are herein incorporated by reference.

     Section 6.3. Multiple Use of the Alternative Limitation. The Plan may not make multiple use of the alternative limitation, as provided in section 1.401(m)-2 of Treasury regulations, which is incorporated here by reference.

     Section 6.4. Prior Plan Year Testing. For any Plan Year, except as prohibited in Treasury regulations or other guidance, the ADP Test, ACP Test, and multiple use of alternative limitations test, will be conducted by reference to Company Contributions made in the preceding Plan Year on behalf of Employees who are not Highly Compensated Employees.

                                   ARTICLE VII
                   CORRECTION OF FAILURES OF ADP AND ACP TESTS

     Section 7.1.    General Rule.

          (a) The Company may prevent or correct failures of the ADP Test in any one or combination of appropriate ways decided by the Committee, to the extent not prohibited by sections 401(k), 401(m) or regulations under those sections; including but not limited to the following:

               (1)   Testing any Company Contributions under the ADP Test,

               (2) Limiting allowable Salary Deferral Contributions on behalf of Highly Compensated Employees;

               (3) Distributing Company Contributions to the extent permitted by section 401(k)(8) of the Code and regulations thereunder.

          (b) The Company may prevent or correct failures of the ACP Test in any one or combination of appropriate ways decided by the Committee, to the extent not prohibited by sections 401(k), 401(m) or regulations under those sections, including but not limited to the following:

               (1)   Testing any Company Contributions under the ACP Test;

               (2) Limiting the amount of Company Contributions allocated to the accounts of Highly Compensated Employees;

               (3)   Distributing  Company  Contributions  in  accordance   with
section 401(m)(6) of the Code and regulations thereunder;

               (4)   Making corrective forfeitures of Company Contributions.

     Section 7.2.    Corrective Distribution of Excess ADP Contributions.

          (a) Distributions of Company Contributions under this Article, plus allocable earnings thereon, shall be made within 12 months after the close of the Plan Year in which the applicable failure of the ADP or ACP test arose.

          (b) Distribution of Company Contributions plus allocable earnings thereon, to the extent made to correct failures of the ADP Test, shall be reduced by Excess Deferrals (as defined in Article V) previously distributed to the Employee for the Employee's taxable year ending with or within the Plan Year.

          (c) Distributions of Company Contributions under this Article shall be made without regard to any Member or spousal consent or any notice otherwise required under sections 411(a) (11) and 417 of the Code.

          (d) Any Company Contributions made as matching contributions that relate Salary Deferral Contributions distributed under this Article shall be a forfeiture. Matching contribution forfeited under this subsection shall be in proportion to the applicable Employee's vested and nonvested interest in matching contributions under the Plan for the Plan Year in which the Total Excess ADP Contribution arose.

          (e) Distributions to an Employee made to correct failures of the ADP test for any Plan Year may not exceed the amount of Salary Deferral Contribu-tions made on behalf of that Employee for the Plan Year.

          (f) In the event of a complete termination of the Plan during the Plan Year in which the failure of the APD test arose, corrective distributions under this Article shall be made not later than 12 months after the date of termination.

     Section 7.3.    Corrective   Forfeitures   of  Excess   ACP  Contributions.
Forfeitures  of  Company   Contributions  under  this  Article  are  treated  in
accordance with the rules governing forfeitures under Section 4.6 of the Plan.

     Section 7.4. Corrections for Failures of the Multiple Use Limitation. If Contributions for a Plan Year for Highly Compensated Employees exceed the aggregate limit as defined in section 1.401(m)-2 of Treasury regulations, the corrections of violations of the ADP Test or ACP Test shall be made in accordance with this Article.

                                  ARTICLE VIII
                               SECTION 415 LIMITS

     Section 8.1. General Rule. Under the Plan, annual additions, as that term is defined in section 415(c)(2) of the Code, are subject to the limitations of section 415 of the Code and its regulations, which are incorporated here by reference.

     Section 8.2. Reductions Among Defined Contribution Plans. For a Member participating in more than one defined contribution plan, any reductions required by Code section 415 with respect to the Member will be made first with respect to the plan in which the Member most recently accrued benefits. Any further reductions will be made according the priorities established by the Committee and the administrators of the other plans.

     Section 8.3. Reductions Under the 415(e) Limit. For Members subject to the overall limit under Code section 415(e) (relating to contributions and benefits under both defined contribution and defined benefit plans) in Plan Years beginning before January 1, 2000, reductions will be made under defined benefit plans rather than defined contribution plans. The defined benefit reductions will be made as set forth in those plans.

     Section 8.4. Treatment of Excesses. Amounts under this Plan which are in excess of the Code section 415 limits will be treated as follows:

          (a) First, any such excess otherwise allocable to a Member's Account (excluding Salary Deferral Contributions) shall be held unallocated in a suspense account for the Plan Year and allocate in the next Plan Year to all Members in the Plan. The excess amount must be used to reduce Company Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the Members in the Plan, and may not be distributed to Members or former Members.

          (b) If, after the application of subsection (a) any of the excess still exists, then the Member's Salary Deferral Contributions (including earnings and losses thereon) allocated for the Limitation Year shall be returned to the Member to the extent that an Excess Amount exists. This distribution shall be made as soon as administratively feasible after the Excess Amount is determined. Any Salary Deferral Contributions returned under this paragraph shall be disregarded for purposes of the ADP Test.

          (c) Alternatively, the Committee may elect to dispose of the Excess Amount by applying the procedure in subsection (b) before applying the procedure in subsection (a). If the Committee makes this election, the Committee must apply it uniformly to all Members in a Limitation Year.

          (d) Amounts in the suspense account will not be credited with any earnings or losses.

          (e) If the Plan is terminated, a special allocation of any amounts in a suspense account will be made to all Members employed as of the termination date in proportion to their Compensation as of such date for the Plan Year, subject to the limitations of section 415 of the Code.

                                   ARTICLE IX
                             PARTICIPANTS' ACCOUNTS

     Section 9.1. Generally. A Member's Account shall be maintained on behalf of each Member until distributed (or deemed distributed) in accordance with the terms of this Plan. A Member's Account shall include subaccounts, which as appropriate may include (but are not limited to):

          (a)  Salary  Deferral  Contribution  Account,  consisting  of   Salary
Deferral Contributions and earnings thereon;

          (b) Matching Contribution Account, consisting of Matching Contribu-tions and earnings thereon;

          (c) Qualified Matching Contributions Account, consisting of Qualified Matching Contributions and earnings thereon;

          (d)  Qualified  Nonelective   Contributions  Account,  consisting   of
Qualified Nonelective Contributions and earnings thereon;

          (e) Rollover Contributions Account, consisting of Rollover Contribu-tions and earnings thereon;

          (f) Frozen After-Tax Contribution Account, consisting of after-tax employee contributions made by an participant of a Prior Plan before January 1, 1998, and earnings thereon;

          (g) Employer Stock Account, consisting of funds transferred from any other subaccount at the direction of the Member, and invested solely in the stock of Ultramar Diamond Shamrock Corporation and dividends thereon, plus any funds transferred by the Company from the ESOP I and ESOP II Accounts;

          (h) ESOP I Account, consisting of funds transferred from the Ultramar Diamond Shamrock Corporation Employee Stock Ownership Plan I;

          (i) ESOP II Account, consisting of consisting of funds transferred from the Ultramar Diamond Shamrock Corporation Employee Stock Ownership Plan II.

     Section 9.2. Valuation. A Member's Account Balance shall be valued on a daily basis, and shall equal the sum of contributions, earnings, gains, losses, withdrawals, loans, and expenses, on and after the Member's Entry Date and until distribution (or deemed distribution) of the Account Balance.

     Section 9.3. Members' Self-Directed Investments. Except as otherwise provided in this Article, a Member's Account shall be invested by the Member according to the procedures set forth in this Section.

          (a) Generally. Funds in a Member's Account shall be invested in one or more investment vehicles selected by the Committee in accordance with procedures established by the Committee.

          (b) Initial Investment Instructions. As soon as practicable after becoming eligible to participate in the Plan, a Member shall instruct the Committee, in accordance with procedures set forth by the Committee, concerning allocation of his Account Balance among the available investment funds. A Member may instruct allocation of his Account Balance to one investment fund, or in fractional shares or dollar amounts (to the extent permitted by the Committee) among different investment funds, as long as the total dollar amounts or fractional shares do not exceed 100% of his account balance. Procedures established under this Section by the Committee shall permit a Member's investment instructions to be transmitted or effective before the Member has received the information described in subsection (f).

          (c) Changes in Investment Instructions. Investment instructions by a Member shall continue in effect until changed by the Member. A Member may change his investment instructions at any time, in accordance with procedures prescribed by the Committee.

          (d) Committee's Obligations With Respect to Changes in Investment Instructions. The Committee will implement investment instructions (including changes in earlier investment instructions) no later than the first day following the calendar quarter in which such Committee receives such in-structions. At its discretion, the Committee may provide for earlier implementation of changes in investment instructions, and may limit the frequency with which changes in investment instructions are permitted.

          (e) Default Investment Funds. To the extent a Member designates no investment fund for a portion of his Account Balance, his Account Balance shall be placed in the Vanguard Retirement Savings Trust.

          (f) Information. The Committee shall provide Members sufficient information to make informed investment decisions with regard to investment alternatives available under the Plan, including (but not limited to) a description of those investment alternatives.

          (g) Procedures. The Committee shall establish procedures for re-ceiving and acting on Members' investment instructions. The Committee shall establish procedures by which Members have the opportunity to obtain written confirmation of their investment instructions. The Committee may charge participants' accounts for the reasonable expenses of carrying out investment and other instructions. In accordance with procedures established by the Committee, Members will be periodically informed of the actual expenses incurred with respect to their Employee Accounts.

          (h) Assumption of Investment Risk. Each Member shall assume all investment risks connected with the assets held in his Employee Account, and is solely responsible for the selection of his investment options. The Trustee, the Committee, an Affiliate, and any officer, owner, or employee of an Affiliate, are not empowered to advise a Member as to the manner in which his Employee Account shall be invested. The fact that an Investment Fund is available to Members for investment shall not be construed as a recommendation for investment in that Investment Fund.

     Section 9.4. ESOP I and ESOP II Accounts. Funds in the ESOP I and ESOP II Accounts are invested solely in the shares of Ultramar Diamond Shamrock Corporation and any other investments determined by Ultramar Diamond Shamrock Corporation.

                                    ARTICLE X
                                  DISTRIBUTIONS

     Section 10.1.   General Rule.  If  the  Member's  Vested  Account   Balance
exceeds the greater of $5,000 or the dollar amount described in Code section 411(a)(11):

          (a) His Vested Account Balance shall be distributed to him as soon as reasonably practical after the later of his Normal Retirement Age or his Termination from Employment, unless he elects otherwise under (b).

          (b)  The  Member  may  elect  an  earlier  distribution  of his Vested
Account Balance, except with respect to funds in the ESOP I and ESOP II Accounts. An election under this subsection may be made at any time after the earlier of Disability, Termination from Employment or his attainment of age 59-1/2, and is subject to the qualifications of Section 10.5 (Limitations on In-Service Distributions), and 10.6 (Notification and Member Election).

     Section 10.2. Timing and Manner of Distributions. Distribution of a Member's Vested Account Balance under Section 10.1 shall be made under the terms of this Article to a Member in the form of a single cash lump sum payment except as otherwise provided under subsections (a), (b) and (c).

          (a) The Member may elect distribution of his Vested Account Balance in monthly installments over a period not to exceed the greater of his life expectancy (recalculated annually) or 10 years (or any shorter period required by section 401(a)(9) of the Code).

          (b) The Member may elect that funds in his Employer Stock Account, ESOP I Account or ESOP II Account, be distributed in the form of Ultramar Diamond Shamrock Corporation Stock (and cash for any fractional shares) as

               (1)   A single payment; or

               (2) Annual installments over a period not to exceed the greater of his life expectancy (recalculated annually) or 10 years (or any shorter period required by section 401(a)(9) of the Code).

     Section 10.3. Account Balances of $5,000 or Less. If the Member's Vested Account Balance is equal to or less than $5,000 (or if greater, the dollar amount described in Code section 411(a)(11)), it shall be distributed as soon as practicable after the earlier of his Termination from Employment or his Required Beginning Date.

     Section 10.4. Death Benefits. All distributions after the Member's death are governed by the provisions of Article XIII.

     Section 10.5. Limitations on In-Service Distributions. Salary Deferral Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions, and the income allocable to such contributions may not be distributed before a Member's death, disability or separation from service as defined in section 401(k) of the Code and Treasury regulations thereunder, except as provided under sections 11.2 (hardship distributions), 11.5 (with-drawals on or after reaching age-59-1/2), 10.7 (relating to termination of the
Plan), 10.8 (QDROs) and 10.10 (distributions to comply with other Code re-quirements).

     Section 10.6. Notification and Member Election for Distributions Before Normal Retirement Age. If a Member's Account Balance exceeds $5,000, or, if higher, the dollar amount set forth in Code section 411(a)(11), then except as otherwise provided in Section 10.7 (relating to Plan termination) it may not be distributed to him before his attainment of Normal Retirement Age, unless the Committee provides the Member with the notice described in this Section and the Member makes the written election described in this Section.

          (a) The notice under this Section must inform the Member of the means to obtain the value of his distribution, the optional distribution forms available, and his right to defer distribution, and must be provided by the Committee no less than 30 days and no more than 90 days before the date the distribution commences.

          (b) The distribution may commence less than 30 days after the notice described in subsection (a) of this Section is provided, if the notice indicates that the Member has a right to 30 days to consider whether to consent to the distribution.

          (c) The Member's election must affirmatively elect a distribution, must be in writing on forms prescribed by the Committee, and must not be made before the Member receives the notice described in subsection (a) of this Section.

     Section 10.7.   Special   Rules   for   Plan   Termination   and  Corporate
Reorganizations.

          (a) Upon the termination of the Plan under certain circumstances specified in Section 16.5 of the Plan, distributions shall be made without regard to sections 10.5 (relating to in-service distributions) or 10.6 (relating to Member elections and notification) to the extent specified in Section 16.5.

          (b) Upon a disposition of assets described under Code section 401(k)(10)(A)(ii), or the disposition of a subsidiary described under Code section 401(k)(10)(A)(iii) constituting a line of business as determined by the Committee, distribution of a Vested Account Balance shall be made without regard to Section 10.5 (relating to in-service distributions), with respect to a Member who continues employment with the corporation acquiring such assets or with such subsidiary, unless the transferor corporation continues as a Company. Distributions under this subsection (b) will be permitted only to the extent permitted by Treas. Reg. ss. 1.401(k)-1(d)(4).

     Section 10.8. QDROs. A distribution to an alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code may be made at any time. A distribution under this Section shall be paid to the alternate payee in a single lump sum as soon as practicable after determination that the domestic relations order is a qualified domestic relations order. However, if the distribution payable to an alternate payee is more than the greater of $5,000 or the dollar amount described in Code section 411(a)(11), and the qualified domestic relations order specifies payment according to a schedule that would be permitted for distributions to a Member under the Plan, then the payment shall be paid according to such schedule.

     Section 10.9.   Other Restrictions on Distributions.

          (a) The payment of benefits under this Plan to the Member shall begin not later than the 60th day after the latest of the close of the Plan Year in which occurs:

               (1)   The Member's attainment of Normal Retirement Age;

               (2)   The Member's incurrance of a Termination from Employment;

               (3)   The 10th anniversary of the Member's Entry Date;

               (4)   The  date  specified  by  the  Member  in an election under
Section 10.1.

          (b) In no event may distribution of a Member's Account Balance commence later than his Required Beginning Date. All distributions under the Plan shall comply with section 401(a)(9) of the Code, including subsection (G) thereof, which are incorporated here by reference.

     Section 10.10. Distributions to Comply With Other Code Requirements. A distribution is not prohibited under any provision of this Article to the extent the distribution is:

          (a) Permitted or required to comply with Code sections 401(k), 401(m), 402(g), or 415;

          (b) Made to an alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code; or

          (c)  Required to comply with any other provision of the Code.

     Section 10.11. Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, except as otherwise provided by the Company's administrative procedures as permitted by regulations. In addition, a Distributee may not elect a Direct Rollover of an Offset Amount. The following definitions shall apply:

          (a) Direct Rollover: A Direct Rollover is a payment by the plan to the Eligible Retirement Plan specified by the Distributee.

          (b) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

          (c) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the alternate payee or Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.

          (d) Eligible Rollover Distribution: An Eligible Rollover Distribu-tion is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and any distribution option that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (e) Offset Amount: An Offset Amount is the amount by which a Member's Account is reduced to repay a loan from the Plan (including the enforcement of the Plan's security interest in the Member's Account).

                                   ARTICLE XI
                PARTIAL AND TOTAL WITHDRAWALS OF ACCOUNT BALANCE

     Section 11.1. General Rule. In addition to the distributions described in Article X, a Member may receive a distribution of part or all of his Vested Account Balance to the extent permitted by the terms of this Article, in the form of a:

          (a)  Hardship Distribution under Section 11.2;

          (b) Withdrawal o f any portion of his Rollover Account under Section 11.3;

          (c) Withdrawal of a portion of his Frozen After-Tax Contribution Account under Section 11.4; or

          (d)  Withdrawal  after  attainment  of  age 59 1/2 under Section 11.5.

     Section 11.2. Hardship Distributions. Distributions of Salary Deferral Contributions (but not the income thereon) may be made to a Member in the event of a hardship. A distribution may be made on account of hardship under this Section only if the distribution is made on account of an immediate and heavy financial need of the Employee as specified in subsection (a), is necessary to satisfy such financial need as set forth in subsection (b), and is limited to the distributable amount set forth in subsection (c). A Member shall not be entitled to more than two distributions on account of hardship under this
Section in any Plan Year. A hardship distribution under this Section is not permitted from the ESOP I or ESOP II Accounts.

          (a) The only financial needs considered immediate and heavy for purposes of this Section are as follows:

               (1) Expenses for medical care described in section 213(d) of the Code previously incurred by the Employee, the Employee's Spouse, or any dependents of the Employee (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code;

               (2) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, his Spouse, children, or dependents (as defined in section 152 of the Code);

               (3) Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments); or

               (4) Payments necessary to prevent the eviction of the Employee from the Employee's principal residence or foreclosure on the mortgage on that residence.

          (b)  The   standards  for  determining  whether  the  distribution  is necessary to satisfy the Member's financial need are set forth in this subsection. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if all of the following requirements are satisfied:

               (1) The hardship distribution is not in excess of the amount of the immediate and heavy financial need of the Employee. The amount of an immediate and heavy financial need may include the amounts necessary to apply any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

               (2) The Employee had obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by an Affiliate.

               (3) A distribution will be treated as necessary to satisfy a financial need if the Committee relies upon the Employee's written representa-tion, unless the Committee has actual knowledge to the contrary, that the need cannot reasonably be relieved:

                     (A) Through reimbursement or compensation by insurance or otherwise;

                     (B)   By liquidation of the Employee's assets;

                     (C) By cessation of Salary Deferral Contributions under the Plan; or

                     (D) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by an Affiliate or by any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

          A need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need.

          (c) The distributable amount is equal to the Employee's total Salary Deferral Contribution as of the date of distribution, reduced by the amount of previous distributions of Salary Deferral Contributions on account of hardship. The Employee's total Salary Deferral Contributions shall not include income allocable to such Salary Deferral Contributions. The minimum distributable amount is $100.00.

     Section 11.3. Withdrawal of Rollover Contributions. A Member may elect to withdraw any portion of his Rollover Contribution Account by written application to the Committee. Distributions under this Section are subject to the notice and election provisions of Section 10.6. A Member may not elect more than two withdrawals in any Plan Year under this Section. Withdrawals under this Section may not be repaid.

     Section 11.4. Withdrawals of After-Tax Employee Contribution Amounts. A Member may elect to withdraw any portion of his Frozen After-Tax Contribution Account by written application to the Committee. A Member may not elect more than two withdrawals in any Plan Year under this Section. Withdrawals under this Section may not be repaid.

     Section 11.5. Withdrawals On and After Attainment of Age 59-1/2. A Participant who has attained age 59-1/2 may withdraw any portion of his Vested Account Balance upon written notification to the Committee, without regard to whether he has incurred a Termination from Employment or other separation from service as defined under section 401(k) of the Code and regulations thereunder. A Participant may not elect more than two withdrawals in any Plan Year under this Section. Withdrawals from a Participants ESOP I and ESOP II Account are not permitted under this Section. Withdrawals under this Section may not be repaid.

                                   ARTICLE XII
                             LOANS TO PARTICIPANTS.

     Section 12.1.   General Availability of Loans

          (a) Loans shall be made available on a reasonably equivalent basis to all Members and beneficiaries who are parties in interest within the meaning of section 3(14) of ERISA. The individuals described in this subsection are hereinafter referred to as Eligible Borrowers.

          (b) Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount loans are made available to other Eligible Borrowers.

          (c) Application for a loan must be made to the Committee in writing and on prescribed forms. The decisions by the Committee on loan applications shall be made on a reasonably equivalent, uniform, and nondiscriminatory basis. Notwithstanding the foregoing, the Committee may apply different terms and conditions for loans to Eligible Borrowers who are not actively employed by the Company, or for whom payroll deduction is not available, based on economic and other differences affecting the individual's ability to repay any loan. The Committee may change the terms of any outstanding loan to the extent required by applicable law.

          (d) If the Committee is in receipt of a domestic relations order with respect to any Eligible Borrower's account, it may deny any loan to that Eligible Borrower until the rights of the payee named under such order are determined, and satisfied, to the extent that the order is a qualified domestic relations order under section 414(p) of the Code.

          (e)  The  Committee  shall  limit  the  number  of   outstanding loans
permitted for each Eligible Borrower to one outstanding loan at a time, with a waiting period in between.

     Section 12.2.   Amount of Loan.

          (a)  The minimum loan available is $1,000.

          (b)  The maximum loan available is the lesser of:

               (1) $50,000 less the highest outstanding balance of Plan loans to such Eligible Borrower during the 12-month period ending on the day before the loan is made; or

               (2) the amount that (when added to the outstanding balance of all other loans to the Eligible Borrower from the Plan) equals 50% of the Eligible Borrower's vested interest in his Account Balance.

     The Eligible Borrower's vested interest in his Employee Account shall be based on the most recent account valuation available to the Committee on the date the loan is approved. Loans are not permitted from the ESOP I or ESOP II Accounts.

     Section 12.3.   Terms of Loan.

          (a) A loan shall be secured by a lien on the Eligible Borrower's interest in the Plan, to the maximum extent permitted by the Code and ERISA and guidance issued thereunder. The Committee may in addition require such other security as is necessary to assure, as determined within the discretion of the Committee, that the loan is adequately secured.

          (b)  The  interest  rate  on   a  loan  shall  be a reasonable rate of
interest, as determined by the Committee, and shall be fixed for the term of the loan.

          (c) The principal amount and interest on a loan shall be repaid no less frequently than quarterly in level amounts, and (except for an Eligible Borrower who is not employed by an Affiliate, or receiving payments from the payroll of an Affiliate) by payroll deductions. An Eligible Borrower may pre-pay the full amount due under the loan at any time without penalty.

          (d) Subject to agreement by the Committee, the Eligible Borrower may elect a repayment term of up to 5 years, except that a repayment term of up to 10 years may apply to a loan used to acquire a dwelling unit which within a reasonable time is to be used, determined at the time the loan is made, as the principal residence of the Eligible Borrower.

          (e) Notwithstanding subsection (c), a loan may provide that no payments will be made for up to one year during a period in which an Eligible Borrower is on approved leave of absence without pay, or being paid at a rate of pay, after income and employment tax withholding, that is less than the amount of the installment payments required under the terms of the loan. However, the loan must be repaid by the latest date permitted under section 72(p)(2)(B) of the Code, and the amount of each installment due after the individual returns from leave (or, if earlier, after the first year of the leave) must not be less than those required under the terms of the original loan.

          (f) Each loan shall be evidenced by a promissory note, evidencing the Eligible Borrower's obligation to repay the borrowed amount to the Plan, in such form and with such provisions consistent with this Section as are acceptable to the Committee. All promissory notes shall be deposited with the Trustee.

          (g) The Committee may determine a loan to be in default, and may take necessary and appropriate actions to enforce repayment of the loan, including any actions set forth in Sections 12.4 and 12.5.

     Section 12.4.   Nonpayment of Required Installment.

          (a) Nonpayment of installment. If an Eligible Borrower does not pay a required installment of principal or interest under a Plan loan in the amount and at the time required by the terms of the loan, the loan shall be in default.

          (b) Payment of required installment. If payment of the required installment (plus accrued interest) is made by the Member by the date specified in (d), the loan is no longer in default.

          (c)  Upon a default under (a), the Committee may:

               (1) Enforce the Plan's lien against the Employee Account by directing that the Trustee to reduce (offset) the amount of the Member's vested account balance by the outstanding loan balance (including accrued interest), unless a distribution is prohibited by section 401, 402 or 401(k) of the Code;

               (2)   Make  demand  for  repayment   of  the required installment
(including accrued interest);

               (3)   Perfect any other security interest held by the Plan;

               (4) Direct the Trustee to offset any distribution made to the Eligible Borrower (including any rollover distribution and any hardship distribution) by the amount of the outstanding loan balance (including accrued interest); or

               (5) Take any other actions determined by the Committee as necessary or advisable to prevent the loss of principal and interest.

          (d) Deemed distribution at end of grace period. If by the end of the last day of the first quarter following the date of the default under (a), neither the required installment (plus accrued interest) has been paid, nor the loan balance repaid by offset, other perfection of collateral, or otherwise, the outstanding loan balance (including accrued interest) shall be treated by the Plan as a deemed distribution on that date (i.e., on the last day of the first quarter following the date of default) in accordance with section 72(p) of the Code and guidance thereunder. No further interest shall accrue with respect to a loan after a deemed distribution of that loan.

     Section 12.5.   Acceleration of Loan.

          (a) Upon an Eligible Borrower's Termination from Employment, the entire loan balance (including accrued interest) may be treated as due and payable within a reasonable period of time after such Termination.

          (b) The Committee may designate other events (including, but not limited to, hardship distributions; receipt of a qualified domestic relations order; and direct transfers under Code section 401(a)(31)) upon which, or within a reasonable time after which, the entire outstanding loan balance shall become immediately due and payable.

          (c)  To enforce collection of the loan the Committee may:

               (1) Enforce the Plan's lien against the Account by directing that the Trustee offset the amount of the Member's Vested Account Balance by the outstanding loan balance (including accrued interest), unless a distribution is prohibited by section 401, 402 or 401(k) of the Code;

               (2) Make demand for repayment of the outstanding loan balance, including accrued interest, from the Eligible Borrower or his Beneficiary;

               (3)   Perfect any other security interest held by the Plan;

               (4) Direct the Trustee to offset any distribution made to the Eligible Borrower (including any rollover distribution and any hardship distribution) by the amount of the outstanding loan balance (including accrued interest); or

               (5) Take any other actions determined by the Committee as necessary or advisable to prevent the loss of principal and interest.

          (d) On the date on which the loan becomes immediately due and payable under this Section, to the extent not repaid by offset or otherwise, the loan balance (including accrued interest) shall be treated as a deemed distribution. No further interest shall accrue with respect to a loan after a deemed distribution of that loan.

     Section 12.6. Repayment Not Permitted After Deemed Distribution. Repay-ment of the loan is not permitted after such loan has been treated as a deemed distribution.

     Section 12.7. Alternate Payees. If, before a loan is repaid in full, a distribution is required to be made from the Plan to an alternate payee under a qualified domestic relations order (as defined in section 414(p) of the Code), such distribution shall be made from the vested portion of the Employee Account that is not attributable to the outstanding loan balance (from the vested non-loan balance).

     If the amount of any distribution required by the qualified domestic relations order exceeds the vested non-loan balance at the time of such required distribution, the Committee may provide that:

          (a) Such excess will be distributed to the alternate payee from future additions to the account as soon as reasonably practical after such future additions are made (whether in the form of repayments under the loan, new contributions to the account, or other additions); or

          (b)  The loan is due and payable.

     Section 12.8.   Fees.  The   Committee   may   charge  Eligible   Borrowers
reasonable fees for loans under this Section.

     Section 12.9. USERRA. Loan repayments will be suspended under this plan as permitted under section 414(u) of the Code.

                                  ARTICLE XIII
                                 DEATH BENEFITS

     Section 13.1. General Rules. After the death of a Member, his Vested Account Balance shall be paid as soon as reasonably practicable to his Beneficiary in a single lump sum under the provisions of this Article, which shall take precedence over any conflicting provision of this Plan.

     Section 13.2. Married Members. In the case of a Member who is married at the time of his death, the Beneficiary is:

          (a) The individual designated under a Qualified Beneficiary Designa-tion as defined in Section 13.5, except that

          (b) If a Beneficiary has not been designated under (a), the designa-tion is not a Qualified Beneficiary Designation, or no Beneficiary so designated survives the Member, the Beneficiary is the Member's surviving spouse.

     Section 13.3. Unmarried Members. In the case of a Member who is not married at the time of his death:

          (a) The Beneficiary is the individual designated by the Member in beneficiary forms provided by the Committee, or under such procedures as permitted by the Committee.

          (b) In the absence of a specific designation by an unmarried Member, the Beneficiary shall be the person, trust or other entity designated to receive any group term life insurance benefits with respect to the Member, or in the case that there is no such group term life benefit, the Beneficiary shall be the first surviving person or persons in the following successive classes: (1) the surviving children of the deceased Member, (2) the surviving parents of the deceased member, and (3) the Member's estate.

     Section 13.4. Divorced or Separated Members. In the case of a Member who at the time of his death has been married and divorced or separated, the individual named in a qualifying domestic relations order as defined in section 414(p) of the Code and regulations thereunder shall be treated as a Beneficiary to the extent specified in such order.

     Section 13.5. Qualified Beneficiary Designation. A Member's designation is a Qualified Beneficiary Designation only if the Member's spouse consents under the provisions of this Section.

          (a) The spouse's consent must be in writing, must acknowledge the financial effect of the waiver of the spouse's rights, and must be witnessed by a Plan representative or notary public.

          (b) If the spouse's consent specifically acknowledges a Beneficiary designated by the Member and does not expressly grant the Member the right to make future changes to this designation without spousal consent, then the Member may not subsequently designate another Beneficiary without the further written consent of the Spouse.

          (c) Notwithstanding this consent requirement, if the Member establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, then spousal consent in compliance with (a) is deemed, and such deemed consent is further deemed to qualify as consent to any subsequent changes in the Member's beneficiary designations.

          (d) Any consent under this Section is valid only with respect to the spouse who signs the consent. Any deemed consent under (c) is valid only with respect to the designated Spouse.

          (e) At any time, and without the consent of his spouse, the Member may revoke any previous Beneficiary designation if the effect of such revocation is that his Beneficiary is (1) his spouse; or (2) any other designated Beneficiary if the consent under subsection (a) of this Section expressly granted the Member the right to make subsequent changes in his Beneficiary designations.

                                   ARTICLE XIV
                            ADMINISTRATIVE PROCEDURES

     Section 14.1. Appointment of Employee Benefits Committee Members. The Chief Executive Officer of Ultramar Diamond Shamrock Corporation shall appoint a Committee consisting of not fewer than three members who shall hold office at the pleasure of the Chief Executive Officer. Any member may resign by giving notice, in writing, filed with the Trustee and the Chief Executive Officer.

     Section 14.2. Officers and Employees of the Employee Benefits Committee. The Committee shall choose from its members a Chairman and a Secretary. The Chairman may appoint one or more Assistant Secretaries for the Committee who may, but need not, be members of the Committee. The Secretary (or an Assistant Secretary) shall keep a record of the Committee's proceedings and all dates, records and documents pertaining to the Committee's administration of the Plan. The Committee may employ and suitably compensate such persons or organizations to render advice with respect to the duties of the Committee under the Plan as the Committee determines to be necessary or appropriate.

     Section 14.3. Action of the Employee Benefits Committee. Action of the Committee may be taken with or without a meeting of Committee members, provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of the Committee's members qualified to vote with respect to such action. The Chairman or the Secretary of the Committee may execute any certificate or other written direction on behalf of the Committee. In the event the Committee members qualified to vote on any question are unable to determine such question by a majority vote or other affirmative expression of a majority of the Committee members qualified to vote on such question, such question shall be determined by the Chief Executive Officer.

     Section 14.4.   Expenses.

          (a) All reasonable and proper expenses of administration of the Plan and Trust, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan, shall be paid out of the Fund unless paid by the Company.

          (b) The Company may initially pay any expense that normally would be a charge on the Fund and later obtain reimbursement from the Trust Fund.

               (1) This even applies in cases where at the time of the Company's initial payment of the expense, it is not clear that the Company may lawfully seek reimbursement from the Trust Fund but the Company's legal right to reimbursement is later clarified.

               (2) It is specifically anticipated that there may be situations, such as litigation, where the Company might choose to bear costs initially, but later obtain reimbursement many years after the costs were incurred. Such delayed reimbursements shall be permissible.

          (c) The Company may at the sole discretion of the Board reimburse the Fund for any administration expense incurred. Any administration expense paid to the Fund as a reimbursement shall not be considered a Company contribution.

     Section 14.5. Indemnification. The Company agrees to indemnify and reimburse the members of the Committee, to the fullest extent permitted by law, for any and all liabilities or losses arising out of any act or omission relating to the rendition of services for or the management and administration of the Plan.

     Section 14.6. General Powers and Duties of the Employee Benefits Committee. The Committee shall have full power to administer the Plan and the Trust and to construe and apply their provisions. For purposes of ERISA, the Committee shall be the named fiduciary with respect to the operation and administration of the Plan and the Trust. In addition, the Committee shall have the powers and authority granted by the terms of the Trust.

     Section 14.7. Specific Powers of the Employee Benefits Committee. The Committee shall have all powers necessary or incident to its office as Plan administrator. Such powers include, but are not limited to, full discretionary authority to:

          (a)  Prescribe rules for the operation of the Plan.

          (b)  Determine eligibility.

          (c) Comply with the requirements of reporting and disclosure under ERISA and any other applicable law and to prepare and distribute other communications to employees as a part of Plan operations.

          (d)  Prescribe forms to facilitate the operation of the Plan.

          (e)  Secure government approvals for the Plan.

          (f) Construe and interpret the terms of the Plan, including the power to remedy possible ambiguities, inconsistencies or omissions.

          (g) Determine the facts underlying a claim for benefits by a Member or Beneficiary.

          (h) Determine the amount, manner and timing of benefits and authorize payments from the Fund.

          (i)  Maintain records.

          (j) Litigate, settle claims, and respond to and comply with court proceedings and orders on the Plan's behalf.

          (k)  Enter into contracts on the Plan's behalf.

          (l)  Exercise  all  other  powers   given to the Committee under other
Sections of the Plan.

          (m) Engage any administrative, legal, medical, accounting, clerical, or other services it may deem appropriate to effectuate the Plan or the Trust.

          (n) Review the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under the Plan and the Trust as such administrative duties, responsibilities and obligations are set forth in the Trust; report to the Board of Directors regarding such administrative performance of the Trustee; and recommending to the Board of Directors, if necessary, the removal of the Trustee and the appointment of a successor Trustee.

     Section 14.8. Records and Reports. The Committee shall keep a record of all its proceedings, which shall be open to inspection by the Board.

     Section 14.9. Allocation and Delegation of Fiduciary Responsibility. The Committee from time to time may allocate to one or more of its members and/or may delegate to any other persons or organizations any of the rights, powers, duties and responsibilities of the Committee with respect to the operation and administration of the Plan and the Trust that are permitted to be so delegated under ERISA. Any such allocation or delegation shall be reviewed periodically by the Committee, and shall be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances. Any right, power, duty or responsibility given to the Committee under the Plan shall be construed as the right, power, duty or responsibility of the person or entity to whom allocated or delegated under this Section.

          Whenever a person or organization has the power and authority under the Plan or the Trust to delegate discretionary power and authority respecting the control, management, operation or administration of the Plan or any portion of the Fund to another person or organization, the delegating party's responsibility with respect to such delegation is limited to the selection of the appointee and the periodic review of the appointee's performance and compliance with applicable law and regulations.

     Section 14.10 Claims Procedure. All claims for benefits under the Plan shall be made in writing and shall be signed by the applicant. Claims shall be submitted to the Benefit Review Committee. If the applicant does not furnish sufficient information with the claim for the Benefits Review Committee to determine the validity of the claim, the Benefit Review Committee shall indicate to the applicant any additional information which is necessary for the Benefit Review Committee to determine the validity of the claim.

          (a) Appeals Procedure. Any applicant whose claim for benefits is denied in whole or in part may appeal from such denial to the Benefit Review Committee for a review of the decision by the Benefit Review Committee. Such appeal must be made within three months after the denial provided above. An appeal must be submitted in writing within such period and must:

               (1)   Request a   review by the  Benefit  Review Committee of the
claim  for  benefits  under the Plan;

               (2) Set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof; and

               (3) Set forth any issues or comments which the claimant deems pertinent to the appeal. The Benefit Review Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Benefit Review Committee as soon as possible but not later than 120 days after the appeal is received by the Benefit Review Committee.

     The Benefit Review Committee shall review each appeal and any written materials submitted by therewith. The Benefit Review Committee may require claimant and/or the Company to submit such additional facts, documents or other evidence as the Benefit Review Committee in its discretion deems necessary or advisable in making its review. The claimant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Benefit Review Committee, provided the Benefit Review Committee finds the requested documents or materials are pertinent to the appeal.

     On the basis of its review, the Benefit Review Committee shall make a determination of the claimant's eligibility for benefits under the Plan. The decision of the Benefit Review Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

     In the event the Benefit Review Committee denies an appeal in whole or in part, the Benefit Review Committee shall give written notice of the decision to the claimant, which notice shall set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which shall make specific reference to the pertinent Plan provisions on which the Benefit Review Committee decision was based.

          (b) Review of Annual Statement. If a Member, Spouse or Beneficiary believes a statement he receives regarding his interest in the Plan is incorrect, such Member or Beneficiary may submit a written request for correction or verification of such annual statement to the Benefit Review Committee, and the Benefit Review Committee shall respond in writing to such request in the same manner as a claim for benefit by an applicant.

          (c) Benefit Review Committee. The Chief Executive Officer of Ultramar Diamond Shamrock Corporation shall appoint a Benefit Review Committee consisting of not less than three nor more than five persons, having like administrative responsibilities and discretionary authority as those described in Section 14.7 as appropriate or necessary to review a claim appeal under this Section. The determinations of the Benefit Review Committee shall be final and binding subject only to subsection (d) below.

          (d) Dialogue. The Plan and any claims arising from the Plan or in any way related to the Plan, are subject to and governed by the Ultramar Diamond Shamrock Corporation Dialogue Dispute Resolution Program (Dialogue). If a claim has been has been appealed from the administrator to the Benefit Review Committee and the claimant desires to appeal the decision of the Benefit Review Committee, such appeal must be conducted solely within the limitations and procedures of Dialogue.

     Section 14.11. Service of Process. The Committee may from time to time designate an agent of the Plan for the service of legal process. The Committee shall cause such agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Company shall be the agent of the Plan for the service of legal process.

     Section 14.12. Payment to Minors or Persons Under Legal Disability. If any benefit becomes payable to a minor or to a person under a legal disability, payment of such benefit shall be made only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction or such other person or in such other manner as the Committee determines is necessary to ensure that the payment will legally discharge the Plan's obligation to such person.

     Section 14.13. Mistakes in Plan Administration. From time to time, claims or issues may arise that involve the Plan, including, among others, claims and issues raised by Members, those addressed under any of the Internal Revenue Service's Employee Plans Compliance Resolution System programs or similar programs, or those permitted under the terms of a qualified domestic relations order that complies with Code section 414(p). The resolution, settlement or adjudication of these claims or issues may result in a compliance procedure that is not expressly permitted under some other Section of the Plan document. Such a procedure, agreement or order will be respected to the extent that, as determined in the sole discretion of the Committee, it does not result in disqualification of the Plan or violate (or cause the Plan to violate) any applicable statue, government regulation or ruling.

                                   ARTICLE XV
                         ADOPTION OF PLAN BY AFFILIATES

     Section 15.1. Adoption Procedure. Any corporation or partnership may become a participating Company under the Plan provided that:

          (a) Ultramar Diamond Shamrock Corporation approves the adoption of the Plan by the corporation or partnership and designates such corporation or partnership as a participating Company;

          (b) The corporation or partnership adopts the Plan together with all amendments then in effect by appropriate action;

          (c) The corporation or partnership adopts the Trust together with all amendments then in effect by appropriate action; and

          (d) The corporation or partnership by action agrees to be bound by any other terms and conditions which may be required by Ultramar Diamond
Shamrock Corporation, provided that such terms and conditions are not inconsistent with the purposes of the Plan.

     Section 15.2. Effect of Adoption by Affiliate. A corporation or partner-ship which adopts the Plan pursuant Section 15.1 shall be deemed to be the Company for all purposes hereunder, unless otherwise specified by Ultramar Diamond Shamrock Corporation. In addition, Ultramar Diamond Shamrock Corporation may provide that the Employees of the corporation or partnership shall receive credit for their employment with the corporation or partnership prior to the date it became an corporation or partnership for purposes of determining the eligibility of such Employees to participate in the Plan, the determination of their Account Balance, and the vested and nonvested interest of such Employees as Members under Article. By adopting the Plan, a participating Company shall be deemed thereby to appoint Ultramar Diamond Shamrock Corporation or the Committee as its exclusive agent to exercise on its behalf all of the powers and authority conferred upon Ultramar Diamond Shamrock Corporation or the Committee by the terms of the Plan including, but not by way of limitation, the power to amend and terminate the Plan and the Trust. The authority of Ultramar Diamond Shamrock Corporation and the Committee to act as such agent shall continue with respect to all funds contributed by each participating Company and the income therefrom until and unless the amount of such funds and income has been distributed by the Trustee as hereinafter provided in this Section.

     Section 15.3. Withdrawal by Participating Company. A participating Company may withdraw from participation in the Plan only with the approval of Ultramar Diamond Shamrock Corporation. If any participating Company withdraws from the Plan, a copy of appropriate documents adopting such action shall be delivered to the Committee as soon as it is administratively feasible to do so, and the Committee shall communicate such action to the Trustee and to the Employees of the participating Company.

                                   ARTICLE XVI
                        AMENDMENT, TERMINATION AND MERGER

     Section 16.1. Amendment of the Plan. Ultramar Diamond Shamrock Corporation shall have the right at any time to amend the Plan in any respect, by written resolution of the Board of Directors. The Committee may by written resolution amend the Plan to the extent necessary to keep the Plan in compliance with law, to make clarifying changes, and with respect to administrative and procedural matters. The participation in the Plan by an adopting corporation or partnership as provided in Article XV shall not limit the power of Ultramar Diamond Shamrock Corporation under the foregoing provisions, provided, however, that Ultramar Diamond Shamrock Corporation shall deliver a copy of each Plan amendment to each adopting corporation or partnership as soon as practical after such amendment is adopted. Amendments adopted by the Board of Directors or the Committee in accordance with this Section 16.1 shall be binding upon each adopting corporation or partnership.

     Section 16.2. Protected Benefits. No amendment shall decrease a participant's accrued benefit to the extent protected by section 411(d)(6)(a) of the Code, or any benefit subsidy or optional form of benefit to the extent protected by section 411(d)(6)(b) of the Code.

     Section 16.3. Reduction or Cessation of Contributions. Ultramar Diamond Shamrock Corporation reserves the right to cease or reduce contributions at any time by resolution of the Board of Directors.

     Section 16.4.   Termination   of  the  Plan.   Ultramar   Diamond  Shamrock
Corporation reserves the right to terminate the Plan at any time by resolution of the Board of Directors.

     Section 16.5.   Treatment of Account Balances Upon Plan Termination.

          (a) Upon termination of the Plan without establishment or maintenance by an Affiliate of a successor plan (as defined in Treasury regulations under Code section 401(k)(10)), distributions of a Member's Vested Account Balance, including the balance of his Salary Deferral Contribution Account, Qualified Nonelective Contribution Account, and Qualified Matching Contribution Account, shall be made in a lump sum (as defined in Code section 401(k)(10)(b)) without regard to any limitations in the Plan relating to in-service distributions.

          (b) Upon termination of the Plan without maintenance by an Affiliate Company of another defined contribution plan (other than an Employee Stock Ownership Plan as defined in Code section 4975(e)(7)), distribution of the Member's Vested Account Balance may be made without regard to any limitations in the Plan relating to notification and Member elections.

     Section 16.6. Unfavorable Determination After Initial Qualification. If Ultramar Diamond Shamrock Corporation is notified subsequent to initial favorable qualification that the Plan is no longer qualified within the meaning of section 401(a) of the Code, or that the Trust is no longer entitled to Plan Sponsor under the provisions of Code section 501(a), and if Ultramar Diamond Shamrock Corporation shall fail within a reasonable time to make any necessary changes in order that the Plan and/or Trust shall so qualify, the Members shall be fully vested in the Accounts, and shall receive a distribution of their Account Balances.

     Section 16.7. Mergers or Transfers. If the Plan shall merge or with, or transfer its assets or liabilities to, any other plan:

          (a) Only to the extent required by section 208 of ERISA and section 401(a)(12) or 414(l) of the Code, each Member shall be entitled to receive a benefit immediately after such merger, or transfer which is equal to or greater than the benefit which he or she would have been entitled to receive immediately before such merger, or transfer (assuming that the Plan had then terminated).

          (b) Merely by virtue of such merger or transfer a Member shall not be entitled to any change in status that would be required by Plan termination, including, but not limited to, 100% Vesting in his Account Balance.

          (c) This section in no way shall be construed as a guaranty of, or entitlement by, any Member to an Account Balance valued at an amount equal to or greater than his Account Balance immediately before such merger or transfer.

                                  ARTICLE XVII
                                   REVERSIONS

     Section 17.1. No Reversion Permitted. This Plan has been established by Ultramar Diamond Shamrock Corporation and maintained by the Companies for the exclusive benefit of the Members and their Beneficiaries. Except as otherwise provided in Section 17.2 (relating to approval by the Internal Revenue Service),
Section 17.3 (relating to contribution recapture) and Section 10.8 (relating to qualified domestic relations orders), under no circumstances shall any funds contributed hereunder, at any time, revert to or be used by an Affiliate, nor shall any such funds or assets of any kind be used other than for the benefit of the Members or Beneficiaries.

     Section 17.2.   Approval by the Internal Revenue Service.

          (a) Notwithstanding any other provisions of this Plan, the adoption of this Plan by the Companies is subject to the condition precedent that the Plan shall be approved and qualified by the Internal Revenue Service as meeting the requirements of section 401(a) of the Code and that the Trust established in connection herewith shall be entitled to exemption under the provisions of Code section 501(a). In the event the Plan initially fails to qualify and the Internal Revenue Service issues a final ruling that the Plan or Trust fails to so qualify as of the Effective Date, all liability of the Companies to make further contributions hereunder shall cease.

          (b) The Committee, Trustee and any other Named Fiduciary shall be notified immediately by Ultramar Diamond Shamrock Corporation, in writing, of such failure to qualify. Upon such notification, the value of the Members' Accounts shall be distributed in cash to the Companies, subject to the terms and conditions of Article VI.

          (c) That portion of such distribution which is attributable to Roll-over Contributions, if any, shall be paid to the Member, and the balance of such distribution shall be paid to the Participating Companies.

     Section 17.3. Contribution Recapture. Notwithstanding any other provi-sions of this Plan,

          (a) In the case of a contribution which is made by a Company by a mistake of fact, Section 17.1. shall not prohibit the return of such contribution to the Company within one year after the payment of the contribution, and

          (b) If a contribution is conditioned upon the deductibility of the contribution under section 404 of the Code, then, to the extent the deduction is disallowed, Section 17.1 shall not prohibit the return to the Company of such contribution (to the extent disallowed) within one year after the disallowance of the deduction.

          (c)  The amount which may be returned to the Company is the  excess of
(1) the amount contributed over (2) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Company, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the individual account of any Member to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed, then the amount to be returned to the Company would have to be limited so as to avoid such reduction.

                                  ARTICLE XVIII
                              TOP HEAVY PROVISIONS

     Section 18.1. Purpose of Article. This Article is intended to insure compliance with section 416 of the Code and shall be effective in any Plan Year in which this Plan is determined to be a Top-Heavy Plan. If the provisions of this Article apply to the Plan, such provisions will override any other inconsistent portion of such Plan.

     Section 18.2. Definitions. The terms used in this Article XVIII shall be defined as follows:

          (a) "Determination Date" with respect to any Plan Year shall mean the last day of the preceding Plan Year; or, in the case of the first Plan Year, the last day of such Plan Year.

          (b) "Determination Period" shall mean the Plan Year containing the Determination Date and the four preceding Plan Years.

          (c) "Employee" shall mean an individual who performs service as an employee of the Employer.

          (d) "Employer" shall mean Ultramar Diamond Shamrock Corporation and any entity related to it under subsections (b), (c), (m) or (o) of Code section 414.

          (e) "Key Employee" shall mean any Employee or former Employee (including the Beneficiaries of such Employee) who at any time during the Determination Period is or was an officer of the Employer, if such individual's annual compensation exceeds 50% of the dollar limitation under section 415(b)(1)(a) of the Code, an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the Employer if such individual's compensation exceeds the dollar limitation under section 415(c)(1)(a) of the Code, a 5%-owner of the Employer, or a 1%-owner of the Employer who has an annual compensation of more than $150,000. For purposes of this subsection, annual compensation means compensation as defined in section 415(q)(4) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder.

          (f) "Non-Key Employee" shall mean any Employer or former Employee who is not a Key Employee.

          (g) "Permissive Aggregation Group" shall mean the Required Aggrega-tion Group of plans plus any other plan or plans of the Employer, which, when considered as a group with the Required Aggregation Group, continues to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

          (h) "Required Aggregation Group" shall mean (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period regardless of whether the Plan had terminated, and (2) any other qualified plan of the Employer which enables a plan in paragraph (1) of this subsection to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

          (i) "Super Top-Heavy Plan" shall mean a Top-Heavy Plan for which the Top Heavy Ratio exceeds 90%.

          (j) "Top-Heavy Plan" shall mean a plan determined to be Top-Heavy under Section 18.3.

          (k)  "Top-Heavy  Ratio"  shall mean the  ratio  defined  under Section
18.4.

          (l)  "Valuation  Date"  shall  mean the same date as the Determination
Date.

     Section 18.3. Determination of a Top-Heavy Plan. This Plan is determined to be Top-Heavy if either (a) the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans, or (b) this Plan is part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation group, and the Top-Heavy Ratio for the group of plans exceeds 60%, or (c) this Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans, and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

     Section 18.4. Determination of the Top-Heavy Ratio. If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan but no including a simple retirement account under Code section 408(p)) and the Employer has never maintained any defined benefit plan which during the 5-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the 5-year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date), both computed in accordance with section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

     If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plans for all Key Employees and the present value of accrued benefits under the aggregated defined benefit plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plans for all Members and the present value of accrued benefits under the aggregated defined benefit plans for all Members as of the Determination Date, all determined in accordance with section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an account balance or an accrued benefit made in the 5-year period ending on the Determination Date.

     For purposes of this Section, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder for the first and second years of a defined benefit plan. The account balances and accrued benefits of a Member who is not a Key Employee but who was a Key Employee in a prior Determination Period, or who had not received any Compensation from the Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Salary Reduction Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

     The accrued benefit of a Member other than a Key Employee shall be determined under (a) the method, if any that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(c) of the Code.

     Section 18.5. Vesting Requirements. For any Plan Year in which this Plan is Top-Heavy, a vesting schedule at least as rapid as the schedule provided in this Section will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7) of the Code, except those attributable to Employee Contributions, including benefits accrued before the effective date of Code section 416 and benefits accrued before this Plan became Top-Heavy. No reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. This Section does not apply to the account balances of any Employee who does not have an Hour of Service after the plan has become Top-Heavy and such Employee's account balance attributable to Employer Contributions and forfeitures will be determined without regard to this Section.

         Years of Vesting Service                    Percentage Vested
         ------------------------                    -----------------
                Less than 3                                  0%
               3 or more                                   100%

     If this Plan ceases to be Top-Heavy, the Employer will maintain the Top-Heavy vesting schedule in this Section.

     Section 18.6.   Minimum Allocation.

          (a) Except as otherwise provided in (c) below, the Employer Contribu-tions and forfeitures allocated on behalf of any Member who is not a Key Employee shall not be less than the lesser of 3% of such Member's compensation (as defined in subsection (b)), or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer Contributions and forfeitures, as a percentage of the first $200,000 of the Key Employee's compensation, allocated on behalf of any Key Employee for that year. Salary Deferral Contribution to the Plan may not be included as an Employer Contribution for purposes of satisfying the minimum allocation requirement. Matching Contributions may only be taken into account only to the extent allowed under Q&A M-19 of Treas. Reg. ss. 1.416-1. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other plan provisions, the Member would not otherwise be entitled to receive an allocation, or would have received a lesser allocation because of the Member's failure to make Salary Reduction Contributions, if such Contributions are required to participate in the Plan, or because of Compensation less than a stated amount.

          (b) For purposes of computing the minimum allocation, Compensation shall mean total Compensation subject to federal income tax withholding.

          (c) The provisions in (a) and (b) above shall not apply to any Member who was not employed by the Employer on the last day of the Plan Year.

     Section 18.7.   Reduction in Section 415 Limits.

          (a) For any Plan Year in which the Employer maintains both a defined contribution plan and a defined benefit plan which comprise a Top-Heavy group, the number 100% shall be substituted for the number 125% in determining the denominators of the defined contribution and defined benefit fractions. This section shall not apply if (1) the Employer provides a minimum contribution to the account of each non-key employee, which is 1% greater than the minimum contribution that would otherwise be allocated under Section 18.6, and (2) this Plan is not a Super Top-Heavy Plan (i.e., the Top-Heavy Ratio exceeds 90%).

          (b)  This   section shall   not be effective   for a  limitation  year
beginning after December 31, 1999.

                                   ARTICLE XIX
                                  MISCELLANEOUS

     Section 19.1. Gender and Number. When necessary to the meaning hereof, and except when otherwise indicated by the context, either the masculine or the neuter pronoun shall be deemed to include the masculine, the feminine, and the neuter, and the singular shall be deemed to include the plural.

     Section 19.2. Reference to the Code and ERISA. Any reference to any section of the Internal Revenue Code, ERISA, or to any other statute or law shall be deemed to include any successor law of similar import.

     Section 19.3. Governing Law. Except as provided by Section 514 of ERISA, this Plan shall be construed and governed by the laws of the State of Texas.

     Section 19.4. Compliance With the Code and ERISA. This Plan is intended to comply with all requirements for qualification under the Internal Revenue Code and ERISA, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so qualified. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Plan shall be construed and enforced as if such provision had not been included.

     Section 19.5. Prohibition Against Assignment or Alienation. The Member's right to any payments, benefits, and refunds is not transferable or subject to assignment or alienation, except to the extent required by Code section 414(p) (relating to qualified domestic relations orders).

     Section 19.6. Limitation of Rights. Participation in the Plan shall not grant any Member the right to be retained in the service of the Employer or any other rights or interest in the Plan or Trust other than those specifically herein set forth.

     Section 19.7. USERRA Compliance. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

                                   APPENDIX A
                         SPECIAL SERVICE COUNTING RULES

     Section A.1. General Rule. The special service counting rules of this Appendix shall apply only for purposes of computing Years of Vesting Service and Years of Eligibility Service to be credited under the Plan to an Employee who was credited with service under the Ultramar Energy Inc. U.S. Savings Incentive Plan before January 1, 1999.

     Section A.2.    Year  of  Vesting  Service.  An  Employee's total  Years of
Vesting Service shall be computed under this Section as the sum of:

          (a) The number of whole one-year periods of service credited (or that would have been credited) as of January 1, 1999, under the terms of such plan, plus

          (b) For Plan Years beginning on and after January 1, 1999, any Plan Year in which he is credited with 1000 Hours of Service computed under Section A.3.

     Section A.3.    Hours  of  Service.  For  purposes  of  computing  Years of
Vesting Service for an Employee described in this
Appendix:

          (a) For any service performed on or before December 31, 1998, that was credited under the terms of the Ultramar Energy Inc. U.S. Savings Incentive Plan on such date but is not counted as whole Years of Vesting Service under subsection A.2(a), the Employee shall be credited with 190 Hours of Service for each month (or fraction of a month) of such service. Hours of Service shall be credited under this subsection (a) only in the Plan Year beginning January 1, 1999.

          (b) For Plan Years beginning on and after January 1, 1999, Hours of Service shall in addition be credited under the rules of Plan Section 1.27.

     Section A.4. Break in Service. An Employee shall be credited under this Appendix with Breaks in Service on January 1, 1999, equal to the number of 1-Year Periods of Severance that would have been credited to him under the terms of the Ultramar Energy Inc. U.S. Savings Incentive Plan as of such date.

     Section A.5.    Additional Rules.

          (a) An individual who is absent from service for purposes of the Ultramar Energy Inc. U.S. Savings Incentive Plan (for any reason other than quit, discharge or retirement) on December 31, 1998, and who performs an hour of service as an Employee on or after the January 1, 1999, will be credited with no less than the service required by Treas. Reg.ss.1.401(a)-7(a)(ii) and (a)(3)
(iii).

          (b) An individual whose service crediting under the Ultramar Energy Inc. U.S. Savings Incentive Plan terminated before January 1, 1999, by reason of quit, discharge or retirement, and who performs an hour of service as an Employee within one year of such termination, will be credited with no less than the service required by Treas. Reg.ss.1.401(a)-7(a)(3)(vi).

     IN WITNESS WHEREOF, Ultramar Diamond Shamrock Corporation has caused this Plan to be executed by its duly authorized officer this 31st day of December, 1998 effective as of January 1, 1998, and other dates provided herein, in accordance with the adoption of the Plan by the Board of Directors on September, 24, 1997.

                                          ULTRAMAR DIAMOND SHAMROCK CORPORATION


ATTEST:  /s/ Bill Hamersly                /s/ Penelope R. Viteo
             Bill Hamersly                    Penelope R. Viteo

                                Second Amendment
                    To the UDS 401(k) Retirement Savings Plan

Ultramar Diamond Shamrock Corporation hereby amends the UDS 401(k) Retirement Savings Plan, effective January 1, 1998 ("the Plan"), as follows:

Section 1.27 of the Plan (which defines "Hour of Service") is amended by adding the following subsection (m):

         (m)      For any individual who
                                    (1)     is an Employee on or after September
                                            30, 2000, and
                                    (2)     on  September  29,  2000,  performed
                                            service as an employee of or on such
         date was shown   on  the   relevant   payroll as an employee of, but on
         approved  leave  of  absence  from) Valley  Shamrock,  Inc., an hour of service credited under the terms of the Valley Shamrock, Inc. Employees' 401(k) Plan and performed before September 29, 2000, shall count as an Hour of Service.

Article II of the Plan (relating to eligibility to participate) shall be amended by adding new section 2.4 to read in its entirety as follows, and by renumbering current section 2.4 and all subsequent sections accordingly:

         Section 2.4: Valley Shamrock Inc., Employees

         Effective September 29, an Eligible Employee shall include any Employee of Valley Shamrock, Inc. who immediately before that date was eligible (or on that date would have been eligible) to participate in the Valley Shamrock, Inc. Employees' 401(k) Plan under the terms of such plan.

Article IV of the Plan (relating to vesting and forfeitures) shall be amended by adding new Section 4.5:

         Section 4.5: Special Vesting Rule for Valley Shamrock, Inc. Employees

         Effective September 30, 2000, an Employee of Valley Shamrock, Inc. who immediately before that date was eligible (or on that date would have been eligible) to participate in the Valley Shamrock, Inc. Employees' 401(k) Plan under the terms of such plan, shall be 100% vested in his Account Balance.

                                 Effective Date

This Amendment is effective September 30, 2000.

                                        /s/ Penelope R. Video
                                            Penelope R. Video
                                        ULTRAMAR DIAMOND SHAMROCK CORPORATION

                                                              October 3, 2000
                                                              DATE

ATTEST:  /s/ Todd Walker
             Todd  Walker

                                   APPENDIX B
                                 AVON EMPLOYEES
                                                                          Page

Introduction  1
Article B-I--Definitions......................................................3
Article B-II--Eligibility, Enrollment and Participation.......................6
Article B-III--Contributions..................................................8
Article B-IV--Vesting........................................................11
Article B-V--402(g) Limit....................................................12
Article B-VI--401(k) and 401(m) Limits and Other Nondiscrimination Rules.....13
Article B-VII--Correction of Failures of ADP and ACP Tests...................14
Article B-VIII--Section 415 Limits...........................................15
Article B-IX--Participants' Accounts.........................................16
Article B-X--Distributions...................................................17
Article B-XI--Withdrawals of Account Balances................................18
Article B-XII--Loans.........................................................20
Article B-XIII--Death Benefits...............................................21
Article B-XIV--Other Provisions..............................................22

                                  Introduction

         For any payroll period in which an Employee is an Avon Employee (as defined in this Appendix B) his eligibility for contributions to the Plan shall be determined solely under the provisions of this Appendix B.

         For any payroll period, an Employee who is eligible for contributions to the Plan by him or on his behalf under the terms of this Appendix B is not eligible for contributions under Article III of the Plan except as expressly permitted in this Appendix.

         For an Employee who is not an Avon Employee, but whose account balance is partly attributable to contributions made to the Plan while he was an Avon Employee, distributions shall be governed by the terms of this Appendix to the extent of that portion of his Account Balance so attributable.

         In the event of a conflict between any other provision of the Plan and Appendix B with respect to the benefits of an Avon Employee, Appendix B shall govern.

                                   Article B-I
                                   Definitions

         All terms used in this Appendix B are as defined in Article I of the Plan, with the following additions and exceptions:

         Section   B-1.1.   Avon   After-Tax   Contributions   shall   mean  the
contributions by Avon Employees permitted under Section B-3.4 of Appendix B.

         Section B-1.2. Avon Early Retirement Eligibility Age shall mean Early Retirement Eligibility Age as defined in Article I of the Plan except that "5 one-year Periods of Special Avon Service" shall be read in lieu of "5 Years of Vesting Service" therein.

         Section B-1.3. Avon Employee shall mean an Employee who:

         (a) Is listed as an Ultramar Avon Employee on the Company's payroll records;

         (b) Is not (i) an Employee who is listed on the Company's payroll records as an Ultramar Avon salaried transferred employee, or who, without regard to payroll designation, commenced service for the Company as an Employee other than an Avon Employee; (ii) or any other individual who commenced employment for any Affiliate as other than an Avon Employee.

         (c)  Is  not a  Union   Employee,  other than  a  Union Employee who is
covered by a collective bargaining agreement that expressly provides for participation in (i) the Tosco CAP or (ii) Appendix B of the Plan.

         Section B-1.4. Avon Employment Commencement Date shall mean

         The date on which an Employee first performs an Hour of Service as an Avon Employee, or (if earlier) an Hour of Service (as defined in the Tosco CAP) for Tosco Corporation or a predecessor thereof.

         Section B-1.5. Avon Entry Date shall mean any of the following dates, but only with respect to an Employee who is an Avon Employee on such date:

         (a) For an Avon Employee who is a Tosco CAP Participant, the first day of the first payroll period on or after Purchase Date on which he becomes an Avon Employee;

         (b) For any other Avon Employee, the first day of the first month after his Avon Employment Commencement Date.

         Section B-1.6. Avon 2%-Profit Sharing Contribution shall mean a Company Contribution made under Section B-3.5 of Appendix B on behalf of an Avon Employee who has satisfied the eligibility conditions therefor under Section B-2.1(c) of Appendix B.

         Section B-1.7. Period of Special Avon Service with respect to an Avon Employee shall mean a period of service performed for the Company by such Avon Employee beginning on his Avon Employment Commencement Date and ending on his Termination from Employment Date.

         Section B-1.8. Purchase Date shall mean September 1, 2000.

         Section B-1.9. Special Avon Rollover Contribution shall mean a Rollover Contribution by an Avon Employee which is an eligible rollover distribution under Section 401(a)(31) of the Code, and for which the individual has submitted such forms as required by the Committee, in such time, place and manner as is satisfactory to the Committee at its sole discretion, on or before October 9, 2000.

         Section B-1.10. Tosco CAP shall mean the Tosco Corporation Capital Accumulation Plan, as amended and restated, as of January 1, 1993, including all amendments thereto executed and effective as of the Purchase Date.

         Section B-1.11. Tosco CAP Participant shall mean an Avon Employee who was a Tosco CAP "Participant" as defined in Section 12.62 of such plan, immediately before the Purchase Date.

                                  Article B-II
                    Eligibility, Enrollment and Participation

         Section B-2.1. Eligibility to make Employee Contributions and Receive Company Contributions.

         An Avon Employee is eligible to make or have made on his behalf contributions to the Plan as follows:

         (a) An Avon Employee is eligible to make Salary Deferral Contributions as of first day of the first month beginning after his Avon Employment Commencement Date.

         (b) An Avon Employee is eligible to make Rollover Contributions at any time.

         (c) An Avon Employee shall receive an Avon 2%-Profit Sharing Contribu-tion under Section B-3.5 of Appendix B, but only if he was eligible to receive the 2% "Employer Non-Matching Contribution" under Section 3.5.3(ii) of the Tosco CAP as in effect on the Purchase Date, including the eligibility provisions set forth in the document entitled "Amendment No. 4" dated January 1, 1998, (whether or not such document was validly adopted as an amendment to the Tosco CAP).

         (d) An Avon Employee who has a one-year Period of Special Avon Service shall receive Avon Matching Contributions in accordance with the formula under Section B-3.3 of Appendix B.

         (e) An Avon Employee who has a one-year Period of Special Avon Service is eligible to make Avon After-Tax Contributions as set forth under Section B-3.4 of Appendix B.

         (f) An Avon Employee is eligible to make a Special Avon Rollover Contribution as set forth under Section B-3.2(b) of Appendix B.

                                  Article B-III
                                  Contributions

         Section B-3.1. Salary Deferral Contributions An Avon Employee who is eligible therefor under Section B-2.1(a) may make Salary Deferral Contributions in accordance with the provisions of Section 3.1 of the Plan, in an amount not less than 2% of Compensation nor greater than 15% of Compensation. Percentage designations under this Section shall be in whole numbers except that partial percentages may be permitted to comply with the ADP Test.

         Section B-3.2. Rollover Contributions.

         (a)  An  Avon   Employee  may  make   a  Rollover  Contribution   under
         Article III of the Plan.

         (b) In addition, an Avon Employee may make a Special Avon Rollover Contribution but only if such contribution satisfies the requirements set forth in Section B-1.8. To the extent not prohibited by the Code or ERISA, or regulations thereunder, a Special Avon Rollover Contribution may include any loan still outstanding at the time the Employee's account was rolled over to the Plan, but not any securities, funds or other investments except those acceptable to the Committee at its sole discretion. Any loan accepted as part of a Special Avon Rollover Contribution shall have the same interest rate, final payment date and any other terms applicable to such loan under the Tosco CAP except as otherwise decided by the Committee in its sole discretion.

         (c) No loans will be accepted by the Plan in any rollover contribution under this Appendix except as part of a Special Avon Rollover Contribution, and in accordance with the provisions of this Section.

         Section B-3.3. Avon Matching Contributions. The Company shall make Matching Contributions (subject to the general restrictions of Section 3.2 of the Plan), to an Avon Employee eligible therefor under Section B-2.1(d) of Appendix B, in accordance with the following formula:

         (a) For an Avon Employee who has credit for at least one but no more than 5 one-year Periods of Special Avon Service an amount equal to 75% of the sum of Salary Deferral Contributions and Avon After-Tax Contributions made by or on behalf of such Employee for the Plan Year, not to exceed 6% of Compensation;

         (b) For an Avon Employee who has credit for 6 or more one-year Periods Special Avon Service, an amount equal to 100% of the sum of Salary Deferral Contributions and Avon After-Tax Contributions made by or on behalf of such Employee for the Plan Year, not to exceed 6% of Compensation.

         Section B-3.4. Avon After-Tax Contributions.

         (a)  By  executing   an   agreement   in   accordance  with  procedures
specified by the Committee, an Avon Employee who is eligible therefor under Section B-2.1(e) may elect to make Avon After-Tax Contributions, in an amount equal to not less than 2% of Compensation. With respect to an Avon Employee in a Plan Year, the sum of Avon After-Tax Contributions and Salary Deferral Contributions may not equal more than 15% of Compensation.

         (b) Percentage designations under subsection (a) shall be in whole numbers except that partial percentages may be permitted to comply with the ACP Test.

         (c) Avon After-Tax Contributions are subject to Articles B-IV (vesting), B-VI (ACP test), B-VII (correction of violations and potential violations of ACP Test); B-VIII (Code Section 415 limits); and B-X and B-X1 (distribution limits)

         (d) An Avon Employee may elect to change his election under this Section under procedures specified by the Committee, and in accordance with rules that may be (but are not required to be) similar to those set forth for Salary Deferral Contribution elections under Section 3.1(d) of the Plan.

         (e) Avon After-Tax Contributions are to be accounted for separately from other contributions made by or on behalf of an Avon Employee, and are intended to be treated as a separate contract under Section 72(d)(2) of the Code.

         Section B-3.5. Avon 2%-Profit Sharing Contribution. For an Avon Employee who is eligible under Section B-2.1(c) of Appendix B, the Company shall contribute to his Account an amount equal to 2% of his Compensation for the Plan Year.

         Section B-3.6. General Provisions Relating to Contributions. In addition to the provisions set forth in this Article, Company Contributions on behalf of an Avon Employee shall be governed by Sections 3.2, 3.3, 3.5, 3.7 and
3.8 of the Plan.

                                  Article B-IV
                                     Vesting

         Section B-4.1. Company Contributions under Appendix B. All Company Contributions made by or on behalf of an Avon Employee under Sections B-3.1, B-3.3 and B-3.5 of Appendix B (Salary Deferral Contributions, Avon Matching Contributions and Avon 2%-Profit Sharing Contributions) are immediately vested.

         Section B-4.2. After-Tax and Rollover Contributions. Avon After-Tax Contributions and Rollover Contributions, including Special Avon Rollover Contributions, are immediately vested.

         Section  B-4.3.  Other  Company   Contributions   shall  be  vested  in
accordance with Article IV of the Plan.

                                   Article B-V
                                  402(g) Limit

         Section B-5.1. General Rule. The Salary Deferral Contributions of Avon Employees are subject to Article V of the Plan and Section 204(g) of the Code.

                                  Article B-VI
           401(k) and 401(m) Limits and Other Nondiscrimination Rules

         Section B-6.1. General Rule. Salary Deferral Contributions, Avon Matching Contributions and Avon-After-Tax Contributions made by and for Avon Employees are subject to the ADP and ACP Tests, and to Article VI of the Plan. Company Contributions by or on behalf of an Avon Employee are subject to Sections 401(a) and 410(b) of the Code to the extent required by law.

                                  Article B-VII
                   Correction of Failures of ADP and ACP Tests

         Section B-7.1. General Rule. The failure or potential failure of any Company Contribution to satisfy the ADP Test, or of any Avon Matching
Contribution or Avon After-Tax Contribution to satisfy the ACP test, shall be corrected under Article VII of the Plan. Failure of contributions to satisfy Sections 401(a) and 410(b) of the Code may be corrected by any means not prohibited by the Code.

                                 Article B-VIII
                               Section 415 Limits

         Section B-8.1. General Rule. Company Contributions, Avon After-Tax Contributions and any other annual additions on behalf of an Avon Employee are subject to the limitations of Section 415 of the Code as incorporated by reference under Article VIII of the Plan.

                                  Article B-IX
                             Participants' Accounts

         Section B-9.1. General Rule. The Account of a Member who is or has been an Avon Employee shall consist of the contributions set forth in Article B-III and attributable earnings, plus any other Company Contributions made under this Plan. Accounts under this Article shall include the following subaccounts:

         (a) An Avon After-Tax Contribution account, which shall consist of a Member's Avon After-Tax Contributions (if any) plus attributable earnings, and shall be administered as a "separate contract" under Section 72(d)(2) of the Code, and

         (b)  Other subaccounts as necessary and appropriate.

         Section B-9.2. Valuation. Account Balances under this Article shall be valued in accordance with Section 9.2 of the Plan.

         Section B-9.3. Members' Self-Directed Investments. Funds in Accounts under this Article shall be invested according to the provisions of Section 9.3 of the Plan.

                                   Article B-X
                                  Distributions

         Section B-10.1. General Rule. Distributions of the Vested Account Balance of an Avon Employee are governed by Article X of the Plan.

         Section B-10.2. Special Rule for Avon-Attributable Account Balances. In-service distributions of a Member who is or has been an Avon Employee are governed by Article B-XI of this Appendix to the extent such distributions are from accounts attributable to contributions described under Sections B-3.3, B-3.4 or B-3.5 of this Appendix.

                                  Article B-XI
                         Withdrawals of Account Balances

         Section B-11.1. General Rule. In addition to the distributions described in Section B-10.1, an Avon Employee who is a Member may receive a distribution of part or all of his Vested Account Balance under the Plan in accordance with the following Plan provisions generally applicable to all
Members:

         (a) A hardship distribution of his Salary Deferral Contributions (but not the income thereon) under the provisions of Section 11.2 of the Plan;

         (b)  A   withdrawal  of  any   part   of   his  Rollover  Contributions
(including his Special Avon Rollover Contribution) under Section 11.3 of the Plan, except that a withdrawal of any portion of his Special Avon Rollover Contribution Account which contains a loan transferred from the Tosco CAP is subject to the provisions of Article XII of the Plan, regarding administration of Plan loans.

         (c)  Withdrawals  of  any   portion   of   his  Account  Balance  after
attainment of age 59 1/2 under the terms of Section 11.5 of the Plan.

         Section B-11.2. Special Rules.

         (a) Withdrawals of Avon After-Tax Contributions. A Member may make withdrawals from his Avon After-Tax Contribution Account at any time.
Withdrawals shall be treated as being made from the Member's After-Tax Contributions and earnings thereon to the extent prescribed by Section 72 of the Code. A Member may make no more than 2 withdrawals in a Plan Year under this Section.

         (b) Other In-Service Withdrawals. A Member who has not attained age 59 1/2 may, under this subsection, make withdrawals from his Account Balance attributable to Avon Matching Contributions, to the extent such Contributions have been credited to his Account for at least 24 months. A withdrawal is not permitted under this subsection unless the Member has already made all withdrawals available to him from his Avon After-Tax Contribution Account. A Member who makes a withdrawal under this subsection may not make a Salary Deferral Contribution or an Avon After-Tax Contribution during the 12-month period following the withdrawal.

                                  Article B-XII
                                      Loans

         Section B-12.1. General Availability of Loans. Loans shall be available to Members who are Avon Employees under the terms of Section 12.1 of the Plan. In the case of a loan to a Member whose Account Balance includes an Avon After-Tax Contributions Account, the loan shall be treated as coming first out of all other accounts, and only then out of the Avon After-Tax Contribution Account.

                                 Article B-XIII
                                 Death Benefits

         Section B-13.1. General Rule. After the death of a Member, his Vested Account Balance, including any accounts attributable to contributions under Article B-III of this Appendix, shall be paid according to the provisions of
Article XIII of the Plan.

                                  Article B-XIV
                                Other Provisions

         Section B-14.1. Other provisions. In addition to the foregoing, the benefits of Avon Employees are governed by Articles XIV, XV, XVI, XVII, XVIII and XIX of the Plan.

                                        /s/ Penelope R. Video
                                            Penelope R. Video
                                        Ultramar Diamond Shamrock Corporation

                                                                October 3, 2000
                                                                Date